                                                                       EXHIBIT 3


                      AGREEMENT AND PLAN OF REORGANIZATION


                                      among


                            iPrint TECHNOLOGIES, iNC.
                             a Delaware corporation
                                   ("iPrint"),


                            METAL COMBINATION CORP.,
                    a California corporation and wholly-owned
                              subsidiary of iPrint,


                              WOOD ALLIANCE, INC.,
                            a California corporation
                                    ("Wood").

              and, with respect to Article VIII and Article X only,

                 JAMES CHILDERS, as Shareholders' Representative





                            Dated as of June 23, 2001

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of June 23, 2001 by and among iPrint Technologies, Inc., a Delaware corporation ("IPRINT"), Metal Combination Corp., a California corporation and wholly-owned subsidiary of iPrint ("SUB"), Wood Alliance, Inc., a California corporation ("WOOD"), and, solely for purposes of Article VIII and
Article X hereof, James Childers as Shareholders' Representative (defined in
Section 8.7).

                                    RECITALS

     WHEREAS, the Board of Directors of each of iPrint, Sub and Wood deems it advisable and in the best interests of its respective corporation and the stockholders or shareholders, as the case may be, of its respective corporation that iPrint and Wood strategically combine in order to advance the long-term business interests of iPrint and Wood;

     WHEREAS, the combination of iPrint and Wood shall be effected under the terms of this Agreement through a transaction (the "COMBINATION") in which Sub will merge with and into Wood, Wood will become a wholly-owned subsidiary of iPrint and the shareholders of Wood will become stockholders of iPrint;

     WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to iPrint's willingness to enter into this Agreement, certain shareholders of Wood are entering into voting agreements (the "WOOD VOTING AGREEMENTS") with iPrint in substantially the form attached as EXHIBIT A hereto;

     WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Wood's willingness to enter into this Agreement, certain stockholders of iPrint are entering into voting agreements (the "IPRINT VOTING AGREEMENTS") with iPrint in substantially the form attached as EXHIBIT B hereto;

     WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the parties' willingness to enter into this Agreement, Monte Wood, Royal Farros, and David Hodson are each entering into an employment agreement with iPrint (the "EMPLOYMENT AGREEMENTS"), in the applicable form attached hereto as EXHIBIT C, each such Employment Agreement to be effective upon the consummation of the Combination;

     WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the parties' willingness to enter into this Agreement, Monte Wood, Royal Farros, David Hodson, and James Childers are each entering into an agreement (the "LOCK-UP AGREEMENT") with iPrint not to sell or otherwise dispose of any shares of iPrint Common Stock (as defined in Section 2.1(f)) for a period of three (3) months following the Closing Date (as defined in Section 1.2), in the applicable form attached hereto as EXHIBIT D, each such Lock-Up Agreement to be effective upon the consummation of the Combination;

     WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the parties' willingness to enter into this Agreement, the Second Amended and Restated Rights Agreement of iPrint dated as of September 30, 1999, by and among iPrint, Royal Farros, and certain investors of iPrint, is being amended and restated pursuant to the Third Amended and Restated Rights Agreement in the form attached hereto as EXHIBIT E by and among the foregoing parties and Monte Wood to provide Monte Wood with certain rights, including registration rights, such rights to become effective upon the consummation of the Combination;

     WHEREAS, for federal income tax purposes, it is intended that the Combination shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the parties intend that the Combination shall be accounted for as a "purchase" by iPrint for financial reporting purposes.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                 THE COMBINATION

     Section 1.1 THE COMBINATION. Subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California General Corporation Law ("CALIFORNIA LAW"), Sub shall be merged with and into Wood, the separate corporate existence of Sub shall cease and Wood shall continue as the surviving corporation. Wood as the surviving corporation of that merger after the Combination is hereinafter sometimes referred to as the "SURVIVING CORPORATION." iPrint as the owner of all of the outstanding capital stock of the Surviving Corporation after the Combination is hereinafter sometimes referred to as the "PARENT CORPORATION." The Combination shall become effective (the time of such effectiveness is referred to herein as the "EFFECTIVE TIME") upon the filing of an Agreement of Merger, along with certificates of officers of the Constituent Corporations, in substantially the form attached hereto as EXHIBIT F (the "AGREEMENT OF MERGER") with the Secretary of State of California. Sub and Wood are sometimes referred to herein as "CONSTITUENT CORPORATIONS."

     Section 1.2 CLOSING; EFFECTIVE TIME. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at 8:00 a.m., Pacific Time, on a date to be specified by iPrint and Wood, which shall be no later than two
(2) business days after the latest to occur of the satisfaction or waiver of all of the conditions set forth in Section 7.1, 7.2(b) (other than delivery of the officers' certificate referred to therein) and 7.3(b) (other than delivery of the officers' certificate referred to therein), provided that the other closing conditions set forth in Article VII have been met or waived as provided in
Article VII at or prior to the Closing, or at such other time as the parties hereto agree (the "CLOSING DATE"). The Closing shall take place at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, CA 94301 or at such other location as the parties hereto agree. On the Closing Date, the parties hereto shall cause the

Combination to be consummated by filing the executed Agreement of Merger with the Secretary of State of California.

     Section 1.3 EFFECT OF THE COMBINATION. At the Effective Time, the effect of the Combination shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of the California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Wood and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Wood and Sub shall become the debts, liabilities and duties of the Surviving Corporation, except as provided in Section 6.10.

     Section 1.4 ARTICLES OF INCORPORATION; BYLAWS.

         (a) At the Effective Time, the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by such Articles of Incorporation and California Law.

         (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by such Bylaws of the Surviving Corporation and California Law.

     Section 1.5 DIRECTORS AND OFFICERS. At the Effective Time, the sole director of the Surviving Corporation shall be Royal Farros, and the officers shall consist of Monte Wood as Chief Executive Officer, Robyn Cerutti as Chief Financial Officer, and William Kaplan as Secretary, until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     Section 2.1 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

         (a) "COMBINATION CONSIDERATION" means the number of shares of iPrint Common Stock issuable to a non-dissenting shareholder of Wood, calculated on the basis of the Exchange Ratio.

         (b) "ESCROWED SHARES" means such number of shares of iPrint Common Stock equal to the aggregate of eighteen percent (18%) of the Combination Consideration to be issued to each shareholder in exchange for issued and outstanding shares of Wood capital stock immediately prior to the Effective Time.

         (c) "EXCHANGE RATIO" means .86 shares of iPrint Common Stock.

         (d) "WOOD CAPITAL STOCK" has the meaning set forth in Section 3.2(a).

         (e) "SHAREHOLDERS" mean, collectively, the shareholders of Wood.

         (f) "IPRINT COMMON STOCK" has the meaning set forth in Section 4.2(a).

     Section 2.2 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Combination and without any action on the part of the holder of any shares of Wood Capital Stock or capital stock of Sub:

         (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of the capital stock of Sub shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

         (b) CONVERSION OF WOOD CAPITAL STOCK. Subject to Section 2.2(d) and
Section 2.4, each issued and outstanding share of Wood Capital Stock (other than shares held in treasury by Wood, which shall cease to be outstanding and to exist and shall be canceled and retired), shall be converted into the right to receive the Exchange Ratio. All such shares of Wood Capital Stock, when so converted, shall otherwise no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Combination Consideration as set forth above and any cash in lieu of fractional shares of iPrint Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.3 hereof.

         (c) FRACTIONAL SHARES. No fraction of a share of iPrint Common Stock will be issued, but in lieu thereof each shareholder of Wood Capital Stock who would otherwise be entitled to a fraction of a share of iPrint Common Stock (after aggregating all fractional shares of iPrint Common Stock to be received by such holder) shall receive from iPrint an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the per-share closing price of iPrint Common Stock on the Nasdaq National Market as of the last trading day prior to the Closing. The fractional share interests of each shareholder of Wood Capital Stock shall be aggregated, so that no shareholder shall receive cash in respect of fractional share interests in an amount greater than the value of one full share of iPrint Common Stock.

         (d) DISSENTERS' RIGHTS. Notwithstanding any provision of this Agreement to the contrary, any shares of Wood Capital Stock held by a holder who has demanded and perfected such holder's right for appraisal of such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such right to appraisal ("DISSENTING SHARES"), if any, shall not be converted into any Combination Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law. Wood shall give iPrint prompt notice of any demand received by Wood to require Wood to purchase shares of Wood Capital Stock, and iPrint shall have the right to direct and participate in all negotiations and proceedings with respect to such demand. Wood agrees that, except with the prior written consent of iPrint, or as required under the California Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("DISSENTING SHAREHOLDER") who, pursuant to the provisions of California Law, becomes entitled to payment of the fair value for shares of Wood Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Parent Corporation shall issue and deliver, upon surrender by such shareholder of a certificate or certificates representing shares of Wood Capital Stock, the portion of the Combination Consideration to which such shareholder would otherwise be entitled under this Section 2.2 and the Agreement of Merger.

     Section 2.3 SURRENDER OF CERTIFICATES.

         (a) EXCHANGE AGENT. American Stock Transfer & Trust Company shall act as exchange agent (the "EXCHANGE Agent") in the Combination.

         (b) IPRINT TO PROVIDE COMMON STOCK AND CASH. Within five (5) business days after the Effective Time, iPrint shall supply or cause to be supplied to the Exchange Agent for exchange in accordance with this Section 2.3 through such reasonable procedures as iPrint may adopt (i) certificates evidencing the shares of iPrint Common Stock issuable pursuant to Section 2.2 in exchange for shares of Wood Capital Stock outstanding immediately prior to the Effective Time, less the Escrow Shares to be deposited into an escrow fund by the Shareholders pursuant to the requirements of Section 2.4 and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to
Section 2.2(c) (collectively, (i) and (ii) shall be referred to as the "EXCHANGE FUND").

         (c) EXCHANGE PROCEDURES. Within five (5) business days after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Wood Capital Stock, whose shares were converted into the right to receive shares of iPrint Common Stock (and cash in lieu of fractional shares) pursuant to Section 2.2, (i) a letter of transmittal (which, among other customary terms and terms in accordance and consistent with the provisions of this Article II, shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent), the form of which shall be approved by Wood prior to the Closing, (ii) such other customary documents as may be required pursuant to such instructions, and (iii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of iPrint Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by iPrint, together with such letter of transmittal and other documents, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole shares of iPrint Common Stock to which the holder is entitled pursuant to Section 2.2 less the number of shares of iPrint Common Stock to be deposited into the Escrow on such Shareholder's behalf pursuant to Sections 2.4 hereof, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 2.3(d), and (C) cash (without interest) in respect of fractional shares as provided in Section 2.2(c) and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Wood Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of iPrint Common Stock into which such shares of Wood Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.2(c).

         (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to iPrint Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of iPrint Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of iPrint Common Stock issued in exchange therefor, without interest at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 2.3(d)) with respect to such shares of iPrint Common Stock.

         (e) TRANSFERS OF OWNERSHIP. At the Effective Time, the stock transfer books of Wood shall be closed and there shall be no further registration of transfers of Wood Common Stock or Wood Preferred Stock thereafter on the records of Wood. If any certificate for shares of iPrint Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to iPrint or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of iPrint Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of iPrint or any agent designated by it that such tax has been paid or is not payable.

         (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the shareholders of Wood one year after the Effective Time shall be delivered to the Parent Corporation, upon demand, and any shareholders of Wood who have not previously complied with this Section 2.3 shall thereafter look only to the Parent Corporation for payment of their claim for the Combination Consideration and any dividends or distributions with respect to iPrint Common Stock.

         (g) NO LIABILITY. Notwithstanding anything to the contrary in this
Section 2.3, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (h) DISSENTING SHARES. The provisions of this Section 2.3 shall also apply to Dissenting Shares (defined in Section 2.2(d)) that lose their status as such, except that the obligations of iPrint under this Section 2.3 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the Combination Consideration to which such holder is entitled pursuant to Section 2.3 hereof; provided, however, that nothing in this Section 2.3(h) shall impair the provisions of
Section 2.3(f).

         (i) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof such Combination Consideration (and dividends, distributions and cash in lieu of fractional shares) as may be required pursuant to Section 2.2; provided, however, that iPrint may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct and will indemnify it against any claim that may be made against iPrint, the Surviving Corporation and/or the Exchange Agent with respect to the Certificates alleged to have been lost stolen or destroyed.

     Section 2.4 ESCROW.

         (a) At the Closing, iPrint will deposit into escrow (the "ESCROW") the Escrowed Shares. The Escrowed Shares shall be held by U.S. Bank Trust National Association or such other financial institution as iPrint and Wood shall mutually determine (the "ESCROW AGENT") in accordance with and subject to the provisions of Article VIII hereof and an Escrow Agreement substantially in the form of EXHIBIT G hereto (the "ESCROW AGREEMENT"). The deposit of the Escrowed Shares with the Escrow Agent pursuant to the terms of the Escrow Agreement shall constitute full and final satisfaction of iPrint's obligation to deliver that portion of the Combination Consideration to the respective Shareholders pursuant to this Agreement. The Escrowed Shares shall be deemed to have been contributed only by the Shareholders and the portion of the Escrowed Shares contributed on behalf of each Shareholder shall be the proportion that the aggregate number of shares of iPrint Common Stock which such Shareholder would otherwise be entitled to receive bears to all shares of iPrint Common Stock entitled to be received by the Shareholders at the Effective Time (the "PRO RATA PORTION").

         (b) For the purposes of valuing the Escrowed Shares, each share of iPrint Common Stock shall be valued at the average per share closing price of iPrint Common Stock on the Nasdaq National Market (or other exchange quotation system, as applicable) for the fourteen (14) trading days prior to the release of any of the Escrowed Shares by the Escrow Agent to iPrint in accordance with the provisions of Article VIII and the Escrow Agreement (the "IPRINT SHARE PRICE").

     Section 2.5 WOOD STOCK OPTIONS. At the Effective Time, all options to purchase Wood Common Stock then outstanding (the "WOOD OPTIONS") under the Wood 1997 Stock Option Plan, the Wood 1998 Stock Option Plan and the Wood Millenium Option Plan (collectively, the "WOOD STOCK OPTION PLANS") shall be assumed by iPrint in accordance with, and subject to, Section 6.18(a) and Section 6.18(b).

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF WOOD

     Wood hereby represents and warrants to iPrint that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by Wood to iPrint on or before the date of this Agreement and accepted by iPrint (the "WOOD DISCLOSURE SCHEDULE"). The Wood Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article III and shall qualify only the corresponding sections in this Article III and any other section hereof where it is reasonably clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other section.

     Section 3.1 ORGANIZATION, STANDING AND POWER. Wood is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Wood has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted and as currently proposed to be conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its operations requires such qualification, except where the failure to so qualify has not had and will not have a Material Adverse Effect (as defined in Section 10.2(a)) on Wood. Wood has delivered true and correct copies of the Articles of Incorporation and Bylaws of Wood, as amended to date, to iPrint. Wood is not in violation of any of the provisions of its Articles of Incorporation or Bylaws. Wood does not own directly or indirectly any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     Section 3.2 WOOD CAPITAL STRUCTURE.

         (a) The authorized capital stock of Wood consists of 100,000,000 shares of common stock ("WOOD COMMON Stock") and 25,000,000 shares of preferred stock ("WOOD PREFERRED STOCK"), of which 12,500,000 are designated Series A Preferred Stock. The Wood Common Stock and the Wood Preferred Stock are sometimes referred to herein collectively as the "WOOD CAPITAL STOCK." As of the date hereof, 28,840,414 shares of Wood Common Stock and no shares of Wood Preferred Stock are issued and outstanding and held of record by the shareholders of Wood in the amounts set forth in the Wood Disclosure Schedule. All such outstanding shares of Wood Capital Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and are not subject to any preemptive rights or rights of first refusal created by statute, the charter documents of Wood or any agreement to which Wood is a party or by which it is bound. On the date hereof, there were 8,541,930 shares of Common Stock reserved for issuance under the Wood Stock Option Plans, of which 8,134,548 shares were subject to outstanding options and 407,382 shares were reserved for future option grants. All such outstanding options and any options granted prior to the Closing under any of the Wood Stock Option Plans or otherwise are assumable by iPrint pursuant to Section 6.18(a) and do not require from the holder of such options the consent in writing to the assumption of such options in connection with the Combination by iPrint.

         (b) There are (i) no equity securities of any class of Wood, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights, or other commitments or agreements of any character to which Wood is a party or by which it is bound obligating Wood to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of Wood or obligating Wood to grant, extend, accelerate the vesting of, change the exercise price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Wood equity (i) between or among Wood and any of its shareholders or (ii) to Wood's knowledge, between or among any of Wood's equityholders.

     Section 3.3 AUTHORITY; REQUIRED FILINGS AND CONSENTS.

         (a) Wood has all requisite corporate power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by Wood hereunder (collectively, the "WOOD TRANSACTION Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Wood Transaction Documents to which Wood is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved and authorized by the board of directors of Wood and, subject to obtaining the Wood Shareholder Approval, as defined in Section 6.14, no other actions or proceedings on the part of the Wood are necessary to authorize this Agreement and the other Wood Transaction Documents and the transactions contemplated hereby and thereby. This Agreement has been, and the other Wood Transaction Documents to which Wood is a party have been or will be when they are executed by Wood, duly executed and delivered by Wood and constitute, or will constitute when they are executed by Wood, the valid and binding obligations of Wood, enforceable against Wood in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and
(ii) general principles of equity.

         (b) The execution and delivery by Wood of this Agreement and the other Wood Transaction Documents to which it is a party, or will be a party when they are executed by Wood, do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of, the Articles of Incorporation or Bylaws of Wood (ii) result in any violation or breach of or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under or the payment of any fees or fines under, any note, mortgage, indenture, lease, guarantee, contract or other agreement or obligation to which Wood is a party or by which Wood or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Wood or any of its properties or assets, except in the case of
(ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on Wood.

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY") is required by Wood or its shareholders in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger together with the required officers' certificate, as provided in Section 1.2, with the Secretary of State of the State of California and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Wood and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement. The Wood Disclosure Schedule contains a list of all consents, authorizations, filings, approvals and registrations with, by,or of any third party or Governmental Entity required by or with respect to Wood in connection with this Agreement, any other Wood Transaction Document, the Combination or any other transactions contemplated by the Agreement or any other Wood Transaction Document. Wood has neither received any notice, written or otherwise, nor possesses any other knowledge of any plan or intention of any party not to grant any consent, authorization or approval listed in the Wood Disclosure Schedule.

     Section 3.4 FINANCIAL STATEMENTS. Wood has delivered to iPrint (i) its audited consolidated financial statements for each of the years ended December 31, 1998, 1999 and 2000, and (ii) its unaudited consolidated financial statements, including statements of operations and cash flows for the three (3) months ended March 31, 2001 and a balance sheet as of March 31, 2001 (the "WOOD BALANCE SHEET DATE") (collectively, the "WOOD FINANCIAL STATEMENTS"). The Wood Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") and accounting policies applied on a consistent basis throughout the periods involved, except that the unaudited interim Wood Financial Statements do not contain footnotes. The Wood Financial Statements present fairly the financial position of Wood on a consolidated basis as of the respective dates and the results of its operations and cash flows for the periods indicated, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments. Wood maintains, and until the Effective Time will continue to maintain, a standard system of accounting established and administered in accordance with GAAP.

     Section 3.5 ABSENCE OF UNDISCLOSED LIABILITIES; OFF-BALANCE SHEET LIABILITIES.

         (a) Wood does not have any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, other than (i) liabilities reflected or provided for on the balance sheet as of the Wood Balance Sheet Date (the "WOOD BALANCE SHEET") contained in the Wood Financial Statements, (ii) liabilities contemplated by this Agreement (including legal fees and other costs of preparation and implementation hereof) and (iii) normal or recurring liabilities incurred since the Wood Balance Sheet Date in the ordinary course of business consistent with past practices.

         (b) Wood's consolidated off-balance sheet liabilities, excluding operating leases and letters of credit, do not exceed $1 million.

     Section 3.6 ACCOUNTS RECEIVABLE. The accounts receivable shown on the Wood Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts (such allowance not exceeding 10% of the book amounts) and returns provided for in the Wood Balance Sheet. The accounts receivable of Wood arising after the Wood Balance Sheet Date and prior to the Closing Date arose, or will arise, in the ordinary course of business and have been collected or will be collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with GAAP and the past practices of Wood. None of such accounts receivable is subject to any claim of offset or recoupment or counterclaim, and Wood has no knowledge of any specific facts that would be likely to give rise to any such claim. No amount of such accounts receivable is contingent upon the performance by Wood of any obligation and no agreement for deduction or discount has been made with respect to any such accounts receivable.

     Section 3.7 INVENTORIES. The inventories shown on the Wood Balance Sheet or thereafter acquired by Wood consist of items of a quantity and quality usable or salable in the ordinary course of business. Since the Wood Balance Sheet Date, Wood has continued to replenish inventories in a normal and customary manner consistent with past practices. Wood has not received notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the supplies or component products required for the manufacture, assembly or production of its products. The value at which inventories are carried reflect the inventory valuation policy of Wood, which is consistent with its past practice and in accordance with GAAP. Due provision has been made on the books of Wood, consistent with past practices, to provide for all slow-moving, obsolete, or unusable inventories at their estimated useful or scrap values, and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

     Section 3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Wood Balance Sheet Date, Wood has conducted its business in the ordinary course and in a manner consistent with past practices and, since such date, Wood has not:

         (a) suffered any event or occurrence (whether singly or in the aggregate) that has had, or is reasonably likely to have, a Material Adverse Effect on Wood;

         (b) suffered any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on Wood;

         (c) granted any increase in the compensation payable or to become payable by any Combined Entity to its officers or employees;

         (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or other equity interests or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares or other equity interests;

         (e) issued any shares of its capital stock or any other equity interests or any warrants, rights, or options for, or entered into any commitment relating to such capital stock or any other equity interests;

         (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

         (g) sold, leased, subleased, abandoned or otherwise disposed of any real property, leasehold interests, machinery, equipment or other operating property other than in the ordinary course of business;

         (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset (other than end-user licenses entered into pursuant to shrink-wrap or click-through agreements in the ordinary course of business consistent with past practices, in accordance with Wood's standard form license agreements, copies of which have been provided to iPrint);

         (i) entered into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business and consistent with past practices;

         (j) incurred any material liability, except in the ordinary course of business and consistent with past practice;

         (k) permitted or allowed any of its property, leasehold interests or assets to be subjected to any mortgage, deed of trust, pledge, lien, restrictions on transfer, charges, security interest or other encumbrance of any kind, except for liens for current taxes not yet due and purchase money security interests incurred in the ordinary course of business;

         (l) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $25,000, or, in the aggregate, in excess of $100,000;

         (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its officers, directors or shareholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business;

         (n) agreed to take any action described in this Section 3.8 or which would constitute a breach of any of the representations or warranties of Wood contained in this Agreement; or

         (o) taken any other action that would have required the consent of iPrint pursuant to Section 5.1 of this Agreement (and which has not been obtained) had such action occurred after the date of this Agreement.

     Section 3.9 TAXES.

         (a) For purposes of this Agreement, a "TAX" or, collectively, "TAXES," means any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         (b) Wood has accurately prepared and timely filed all returns, estimates, information statements and reports required to be filed with any taxing authority relating to any and all Taxes concerning or attributable to it or its operations (the "WOOD RETURNS"), and such Wood Returns are true and correct and have been completed in accordance with applicable law. Such Wood Returns do not contain (and were not required to contain in order to avoid the imposition of a penalty) a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

         (c) Wood, as of the Effective Time, (i) will have timely paid all Taxes it is required to pay prior to the Effective Time, (ii) will have withheld all Taxes required to be withheld prior to the Effective Time and deposited and paid any and all such withheld Taxes as required by the appropriate taxing authorities, and (iii) will have complied with all information reporting and backup withholding requirements prior to the Effective Time, including maintenance of required records.

         (d) Wood is not currently delinquent in the payment of any Tax. There is no Tax deficiency outstanding or assessed or proposed against Wood that is not reflected as a liability on the Wood Balance Sheet or set forth on the Wood Disclosure Schedule; there is no claim for Taxes previously asserted by any taxing authority against Wood that could reasonably be expected to be asserted in another period; nor has Wood executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (e) The amount of Wood's liability for unpaid Taxes (whether actual or contingent) for all periods through the date hereof does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Wood Balance Sheet, other than Taxes which have accrued after the date of such Wood Balance Sheet in the ordinary course of business and consistent with past practices.

         (f) Wood is not a party to any tax-sharing agreement or similar arrangement with any other party, and Wood has not assumed or agreed to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

         (g) Wood's Returns are not presently being audited or examined by a government or taxing authority, no such audit is pending, and Wood has not been notified of any request for such an audit or other examination, and Wood does not have any knowledge of any pending or threatened action, proceeding, audit, investigation or inquiry by any taxing authority.

         (h) Wood has never been a member of an affiliated group of corporations filing a consolidated federal income tax return.

         (i) Wood has made available to iPrint complete and accurate copies of all Wood Returns filed for all periods since 1996, and Wood has not made any election with respect to its Taxes that has not been reflected in the Wood Tax Returns provided to iPrint.

         (j) Wood has never filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by Wood.

         (k) Wood is not a party to any contract, agreement, plan or arrangement (including but not limited to the provisions of this Agreement), covering any employee, contractor or former employee or contractor of Wood which, individually or collectively, has resulted in or could give rise to (in connection with this Agreement or any transaction that might constitute a change of control of Wood), the payment of any amount that would (i) as a result of Sections 280G, 404 or 162(m) of the Code, not be fully deductible as an expense of Wood, (ii) subject any employee or contractor, or former employee or contractor of Wood, to an excise tax under Section 4999 of the Code, or (iii) subject Wood to any withholding obligation with respect to such an excise tax under Section 4999 of the Code.

         (l) Wood has not constituted either a "distributing corporation" or a "controlled corporation" in (i) a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or (ii) in a distribution of stock qualifying for tax-free treatment under Section 368 which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) or Section 368 of the Code) in conjunction with the Combination.

         (m) Wood has not agreed to make, and is not required to make, any adjustment under Section 481 of the Code by reason of any change in accounting method, except any such adjustment that is required as a result of transactions contemplated by this Agreement.

         (n) None of the assets of Wood is treated as (1) "tax-exempt use property," within the meaning of Section 168(h) of the Code, (2) assets that are owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code, or (3) directly or indirectly securing any debt the interest on which is tax exempt under Section 103(a) of the Code.

         (o) Wood is not, nor has Wood ever been, a "reporting corporation" subject to the information reporting and record maintenance requirements of
Section 6038A of the Code and the regulations thereunder.

         (p) Wood has never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

         (q) There are currently no (and immediately following the Effective Time there will be no) liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "LIENS") on the assets of Wood relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

         (r) Wood has not received any notice from any taxing authority in a jurisdiction where Wood has not filed Wood Returns that Wood may be subject to taxation in that jurisdiction.

     Section 3.10 TANGIBLE ASSETS AND REAL PROPERTY.

         (a) Wood owns or leases all tangible assets and properties which are material to the conduct of its business as currently conducted or which are reflected on the Wood Balance Sheet or acquired since the Wood Balance Sheet Date (the "WOOD MATERIAL TANGIBLE ASSETS"). The Wood Material Tangible Assets are in good operating condition and repair. Wood has good and marketable title to all Wood Material Tangible Assets that it owns (except properties, interests in properties and assets sold or otherwise disposed of since the Wood Balance Sheet Date in the ordinary course of business), free and clear of all Liens, except for Liens for current taxes not yet due and payable. Assuming the due execution and delivery thereof by the other parties thereto, all leases of Wood Material Tangible Assets to which Wood is a party are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity. The Wood Disclosure Schedule sets forth a true and correct list of all such leases, and true and correct copies of all such leases have been provided to iPrint.

         (b) The Wood Disclosure Schedule sets forth a true and complete list of all real property owned by Wood. Wood owns in fee, and has good, valid and marketable title to, free and clear of all Liens, each property listed as being owned by it. True and correct copies of all deeds to such real property and all title reports and insurance policies relating thereto have been provided to iPrint.

         (c) The Wood Disclosure Schedule sets forth a true and complete list of all real property leased, subleased or licensed by Wood and all real property easements, rights of way, licenses, leases and subleases to which Wood is a party or to which any real property owned by Wood is subject. Assuming the due execution and delivery thereof by the other parties thereto, all such real property leases, subleases and licenses are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and
(ii) general principles of equity. True and correct copies all such of real property leases and subleases have been provided to iPrint.

     Section 3.11 INTELLECTUAL PROPERTY.

         (a) Wood owns, is licensed under or otherwise possesses adequate legally enforceable rights to use and practice, without future payment to any person, all patents, trademarks, trade names, service marks, copyrights and mask works, and any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works and all processes, formulas, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary or appropriate to conduct the business of Wood as currently being conducted, or as currently proposed to be conducted (all of which are referred to as the "WOOD INTELLECTUAL PROPERTY RIGHTS"), free and clear of all Liens. The foregoing representation as it relates to Wood Licensed Intellectual Property (as defined below) is limited to Wood's interest pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable and grants Wood such rights to such intellectual property as are necessary to the business of Wood as currently conducted or currently proposed to be conducted.

         (b) The Wood Disclosure Schedule contains an accurate and complete list and description of (i) all patents, patent applications, trademarks, trade names, service marks and registered copyrights and applications therefor included in the Wood Intellectual Property Rights, including the jurisdictions in which each such Wood Intellectual Property Right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all licenses, sublicenses, development agreements, manufacturing agreements, distribution agreements, options, rights (including marketing rights), and other agreements (other than end user licenses entered into pursuant to shrink-wrap or click-through agreements in the ordinary course of business consistent with past practices, in accordance with Wood's standard form license agreements, copies of which have been provided to iPrint) to which Wood is a party and pursuant to which any person is authorized to use any Wood Intellectual Property Rights or has the right to develop, manufacture, reproduce, market or exploit any product of Wood (a "WOOD PRODUCT") or any adaptation, translation or derivative work based on any Wood Product or any portion thereof, (iii) all licenses, sublicenses and other agreements to which Wood is a party and pursuant to which Wood is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("WOOD LICENSED INTELLECTUAL PROPERTY"), which is used in the development or manufacture of, or is incorporated in or forms a part of any Wood Product (other than licenses for standard off-the-shelf software used in the conduct of Wood's business), (iv) all joint development agreements to which Wood is a party, and (v) all agreements with Governmental Entities or other third parties pursuant to which Wood has obtained funding for research and development activities.

         (c) The execution and delivery of this Agreement and the Wood Transaction Documents, compliance with its terms hereof and thereof, and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) or give rise to any right, license or Lien relating to any Wood Intellectual Property Rights, any of the agreements of
Section 3.11(b), or any right of termination, cancellation or acceleration of any Wood Intellectual Property Rights or any such agreements or any such obligation thereof, or the loss or encumbrance of any Wood Intellectual Property Rights or benefit related thereto, or result in or require the creation, imposition or extension of any Lien upon any Wood Intellectual Property Rights or otherwise impair the right of Wood or its customers to use the Wood Intellectual Property Rights in the same manner as such Wood Intellectual Property Rights are currently being used by Wood or the customers of Wood.

         (d) All patents and registered trademarks, service marks and copyrights owned by or issued to Wood which relate to any Wood Product are valid and subsisting and Wood has not received any notice challenging or questioning the validity or effectiveness of any of the foregoing. To the knowledge of Wood, the manufacturing, marketing, licensing or sale of any Wood Product does not infringe any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party. Wood (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party, (ii) has not received a notice of any such infringements or (iii) has no knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Wood Intellectual Property Rights or to any Wood Licensed Intellectual Property. There is no outstanding order, writ, injunction, decree, judgment or stipulation by or with any court, administrative agency or arbitration panel regarding patent, copyright, trade secret, trademark, trade name, mask work right or other claims relating to the Wood Intellectual Property Rights to which Wood is a party or by which Wood is bound.

         (e) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporated, embodied or reflected in any Wood Product at any stage of its development were written, developed and created solely and exclusively by (i) employees of Wood without the assistance of any third party or (ii) third parties who assigned ownership of, or licensed, their rights with respect thereto to Wood by means of valid and enforceable agreements, which are listed and described in the Wood Disclosure Schedule and copies of which have been provided to iPrint. Wood has at all times used commercially reasonable efforts to protect its trade secrets. None of the trade secrets of Wood have been published or disclosed by Wood or, to the knowledge of Wood, by any other person, to any person except pursuant to licenses or contracts requiring such other persons to keep such trade secrets confidential.

         (f) Wood is not in breach of or in default under any obligation of any license, sublicense, development agreement, manufacturing agreement, distributorship or other similar arrangements relating to the Wood Intellectual Property Rights and, to the knowledge of Wood , no other party to any such arrangements is in breach or default thereof.

         (g) To the knowledge of Wood, no person is infringing on or otherwise violating any right of Wood with respect to any Wood Intellectual Property Rights.

         (h) Wood has not assigned, sold or otherwise transferred ownership of, or granted an exclusive license or right to use, any patent, patent application, trademark, mask work right or service mark.

         (i) Neither Wood nor any of its officers or employees has any patents issued or patent applications pending for any invention of any kind now used or needed by Wood in the furtherance of its business operations as currently being conducted or as currently proposed to be conducted by Wood, which patents or applications have not been assigned to Wood with such assignment duly recorded in the United States Patent Office or with the applicable foreign Governmental Entity.

         (j) Each person currently or formerly employed by Wood (including consultants and independent contractors, if any) that has or had access to confidential information of Wood has executed and delivered to Wood a confidentiality and non-disclosure agreement in one of the forms previously provided to iPrint. Neither the execution or delivery of any such agreement by any such person, nor the carrying on by any such person, as an employee, consultant or independent contractor, of Wood's business as currently conducted and as currently proposed to be conducted, has or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated.

     Section 3.12 BANK ACCOUNTS. The Wood Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which Wood maintains accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     Section 3.13 CONTRACTS.

         (a) Wood is not a party or subject to any agreement, obligation or commitment, written or oral:

              (i) that calls for any fixed or contingent payment or expenditure or any related series of fixed or contingent payments or expenditures by or to Wood totaling more than $25,000 in any twelve-month period;

              (ii) with agents, advisors, salesmen, sales representatives, independent contractors or consultants that are not cancelable by it on no more than thirty (30) days' notice and without liability, penalty or premium;

              (iii) that restricts Wood from carrying on anywhere in the world its business or any portion thereof as currently conducted or from carrying on business of any other sort anywhere in the world;

              (iv) to provide funds to or to make any investment in any other person or entity (in the form of a loan, capital contribution or otherwise);

              (v) with respect to obligations as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity;

              (vi) for any borrowing, including, without limitation, line of credit, standby financing, revolving credit or other similar financing arrangement involving an amount in excess of $50,000 per item or $100,000 in the aggregate;

              (vii) with any distributor, original equipment manufacturer, value added remarketer or other person for the distribution of any products of Wood;

              (viii) with any Governmental Entity or involving the provision of products or services to a Governmental Entity; or

              (ix) that is otherwise material to the business of Wood as currently being conducted, or as currently proposed to be conducted.

         (b) To the knowledge of Wood, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or instrument.

         (c) Wood is not in default under or in breach or violation of, nor is there any valid basis for any claim of default by Wood under, or breach or violation by Wood of, any contract, commitment or restriction to which Wood is a party or by which Wood or any of its properties or assets is bound or affected. To the knowledge of Wood, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under, or any breach of violation by any other party of, any contract, commitment, or restriction to which Wood is a party or by which Wood or any of its properties or assets is bound or affected.

     Section 3.14 LABOR DIFFICULTIES. Wood has not nor is not engaged in any unfair labor practice or in violation of any applicable laws respecting employment, employment practices, terms and conditions of employment, wages and hours, overtime pay, temporary workers or workplace health and safety. There is no unfair labor practice complaint against Wood pending or, to the knowledge of Wood, threatened before any Governmental Entity. There is no strike, labor dispute, slowdown, or stoppage pending or, to the knowledge of Wood (nor, to the knowledge of Wood, does any valid basis for any such complaint exist), threatened against Wood. Wood is not now nor has ever been subject to any union organizing activities. Wood has not experienced any work stoppage or other labor difficulty. To the knowledge of Wood, (i) the consummation of the transactions contemplated by this Agreement will not have a material adverse effect on its relations with the employees of Wood, and (ii) none of the employees of Wood intends to leave their employment, whether as a result of the transactions contemplated by this Agreement or otherwise.

     Section 3.15 TRADE REGULATION. Wood has not terminated its relationship with or refused to ship any of its products to any dealer, distributor, third party marketing entity or customer which had theretofore paid or been obligated to pay Wood in excess of $25,000 over any consecutive twelve (12) month period. All of the prices charged by Wood in connection with the marketing or sale of any of its products or services have been in compliance with all applicable laws and regulations. No claims have been asserted or, to the knowledge of Wood, threatened against Wood with respect to the wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind.

     Section 3.16 ENVIRONMENTAL MATTERS.

         (a) There are no Environmental Claims (as defined in Section 3.16(i) hereof) pending or, to the knowledge of Wood, threatened (i) against Wood or
(ii) against any real or personal property or operations which Wood owns, leases, occupies, possesses or manages, in whole or in part.

         (b) There have been no Releases (as defined in Section 3.16(i) hereof) of any Hazardous Material (as defined in Section 3.16(i) hereof) that are reasonably likely to form the basis of any Environmental Claim against Wood.

         (c) At all times, Wood has transported, stored, used, manufactured, treated, generated, handled, disposed of or arranged for the disposition of, released or exposed its employees or others to Hazardous Materials in material compliance with all laws, rules, regulations, orders or treaties promulgated by any Governmental Entity.

         (d) Wood currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of its business as such business is currently being conducted and is in material compliance with all such Environmental Permits. No environmental report, closure activity, investigation or assessment, and no notification to or approval, consent or authorization from, any Governmental Entity with jurisdiction regarding environmental matters or Hazardous Materials, the lack of which would have a Material Adverse Effect on Wood, is required to be obtained by Wood, either before or after the Effective Time, in connection with any of the transactions contemplated by this Agreement.

         (e) Wood has no knowledge of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that is reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of Wood) whose liability Wood has or may have retained or assumed either contractually or by operation of law or against any real or personal property which Wood formerly owned, leased or managed, in whole or in part.

         (f) Wood has provided iPrint with copies (or, if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews and other analyses conducted by or on behalf, or which otherwise are in the possession, of Wood respecting any facility, site or other property Wood currently owns or operates.

         (g) To the knowledge of Wood, no underground storage tanks or underground improvements, including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells are or were present under any property that Wood has at any time owned, operated, occupied or leased.

         (h) To the knowledge of Wood, no asbestos or asbestos-containing material, formaldehyde or insulating material containing urea formaldehyde, or material containing polychlorinated biphenyls is present in, on, or at any real property or facility or equipment that Wood has at any time owned, operated, occupied or leased.

         (i) As used in this Agreement:

              (i) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, writs, injunctions, restraining orders, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging liability or potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Wood or any joint venture (for purposes of this Section 3.16) or by iPrint or any joint venture (for purposes of Section 4.15), as applicable; or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

              (ii) "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws, rules, regulations and requirements of common law relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to protection of the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

              (iii) "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, hydrocarbons, radioactive materials, asbestos, urea formaldehyde foam insulation and transformers of other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBS") in regulated concentrations; and
(b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, which is regulated under any applicable Environmental Law in a jurisdiction in which Wood operates.

              (iv) "RELEASE" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

     Section 3.17 EMPLOYEE BENEFIT PLANS.

         (a) Wood has set forth in the Wood Disclosure Schedule a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits, or other benefits, whether written or unwritten, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which is or has been sponsored, maintained, contributed to, or required to be contributed to by Wood and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) which is or, at any relevant time, was treated as a single employer with Wood within the meaning of Section 414(b), (c),(m) or (o) of the Code, (an "WOOD ERISA AFFILIATE") for the benefit of any person who performs or who has performed services for Wood or with respect to which Wood or Wood ERISA Affiliate has or may have any liability (including, without limitation, contingent liability) or obligation (collectively, the "WOOD EMPLOYEE PLANS").

         (b) DOCUMENTS. Wood has furnished to iPrint true and complete copies of documents embodying each of the Wood Employee Plans and related plan documents, including (without limitation) the most recent determination or opinion letter, trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, summary of material modifications, compliance and nondiscrimination tests for the last three plan years, Form 5500 reports filed for the last three plan years, standard COBRA forms and related notices, and registration statements and prospectuses.

         (c) COMPLIANCE. (i) Each Wood Employee Plan has been administered in all material respects in accordance with its terms and is in compliance in all material respects with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code); (ii) any Wood Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination or opinion letter as to its qualified status under the Code, including Sections 409 and 4975(e)(7) of the Code, if applicable, and all amendments to the Code which are currently effective, or has time remaining to apply under applicable regulations or pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter;
(iii) none of the Wood Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (iv) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Wood Employee Plan; (v) none of Wood or any Wood ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA; (vi) all contributions required to be made by Wood or Wood ERISA Affiliate to any Wood Employee Plan have been timely paid or accrued; (vii) each Wood Employee Plan subject to ERISA, has timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all required notices and reports to employees; (viii) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Wood is threatened, against or with respect to any such Wood Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor; and (ix) there has been no amendment to, written interpretation or announcement by Wood or Wood ERISA Affiliate which would materially increase the expense of maintaining any Wood Employee Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Wood's financial statements. No provision of any Wood Employee Plan intended to be an employee stock ownership plan as defined in Section 4975(e)(7) of the Code ("ESOP") prevents Wood from complying with Section 6.8 hereof.

         (d) NO TITLE IV OR MULTIEMPLOYER PLAN. None of Wood or any Wood ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including, without limitation, any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. None of Wood or any Wood ERISA Affiliate has any actual or potential withdrawal liability (including, without limitation, any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

         (e) COBRA, FMLA, HIPAA, CANCER RIGHTS. With respect to each Wood Employee Plan, Wood has complied in all material respects with and have no unsatisfied obligations under (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"); and (iv) the applicable requirements of the Cancer Rights Act of 1998.

         (f) Wood is not a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of Wood, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Wood of the nature contemplated by this Agreement, (iii) agreement with any officer of Wood providing any term of employment or compensation guarantee or for the payment of compensation in excess of $100,000 per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         (g) No benefit payable or which may become payable by Wood pursuant to any Wood Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Each Wood Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to iPrint or Wood (other than ordinary administration expenses typically incurred in a termination event).

     Section 3.18 COMPLIANCE WITH LAWS. Wood has complied with, is not in violation of, and has not received any notices of violation with respect to, any statute, law, order, permit or regulation applicable to the ownership or operation of its business, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect on Wood.

     Section 3.19 EMPLOYEES AND CONSULTANTS. The Wood Disclosure Schedule contains a list of the names of all employees and consultants of Wood as of the date of this Agreement and their salaries or wages, other compensation, dates of employment and positions.

     Section 3.20 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal or, to the knowledge of Wood, threatened against Wood or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against Wood or, to the knowledge of Wood, any of its directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Wood.

     Section 3.21 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Wood which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Wood, any acquisition of property by Wood or the conduct of business by Wood as currently being conducted or as currently proposed to be conducted.

     Section 3.22 GOVERNMENTAL AUTHORIZATION. Wood has obtained each governmental consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation of the business of Wood (collectively, the "WOOD AUTHORIZATIONS"), and all of such Wood Authorizations are in full force and effect. Wood has provided iPrint with a complete written list of all Wood Authorizations. Neither Wood nor, to the knowledge of Wood, any employee of Wood has received any notice from a Governmental Entity of its intention to cancel, terminate or not renew any Wood Authorization.

     Section 3.23 INSURANCE. Wood has insurance policies of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Wood. The Wood Disclosure Schedule contains a list of all such policies. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by or on behalf of the underwriters of such policies. All premiums due and payable under all policies currently in force or issued in the past have been paid, and Wood is otherwise in compliance with the terms of such policies. Wood has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. No policy currently in force or issued to Wood in the past is subject to any retrospective rating or retrospective premium provision, premium recapture provision, or similar provision.

     Section 3.24 INTERESTED PARTY TRANSACTIONS.

         (a) No director, officer or shareholder of Wood has any interest in (i) any equipment or other property or asset, real or personal, tangible or intangible, including, without limitation, any of the Wood Intellectual Property Rights, used in connection with or pertaining to the business of Wood, (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of the products of Wood, (iii) any entity that competes with Wood, or with which Wood is affiliated or has a business relationship, or (iv) any agreement, obligation or commitment, written or oral, to which Wood is a party; PROVIDED, HOWEVER, that no such person shall be deemed to have such an interest solely by virtue of ownership of less than one percent (1%) of the outstanding stock or debt securities of any company whose stock or debt securities are traded on a recognized stock exchange or quoted on the Nasdaq National Market.

         (b) Except as contemplated by the Wood Transaction Documents, Wood is not a party to any (i) agreement with any officer or other employee of Wood the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Wood in the nature of any of the transactions contemplated by this Agreement, or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Section 3.25 NO EXISTING DISCUSSIONS. As of the date hereof, Wood is not engaged, directly or indirectly, in any discussions or negotiations with any party other than iPrint with respect to a Wood Transaction Proposal (as defined in Section 6.1).

     Section 3.26 REAL PROPERTY HOLDING CORPORATION. Wood is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

     Section 3.27 CORPORATE DOCUMENTS. Wood has made available to iPrint, or its representatives, for its examination (i) its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof and (ii) all permits, orders, and consents issued by any Governmental Entity currently in effect with respect to Wood. The corporate minute books and other corporate records of Wood are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction. Wood has delivered or made available to iPrint or its representatives true and complete copies of all documents which are referred to in this Article III or in the Wood Disclosure Schedule.

     Section 3.28 ALIENS. All employees of Wood are, to the knowledge of Wood (including any constructive knowledge the Immigration Reform and Central Act of 1986, as amended (the "IRCA") may deem Wood to have), (i) citizens of the United States or (ii) not citizens of the United States, but, in accordance with the IRCA and other applicable federal governmental requirements, are either (A) immigrants authorized to work in the United States or (B) nonimmigrants authorized to work in the United States for Wood in their specific jobs. Since November 6, 1986 Wood has not (i) hired (or by reason of any contract, subcontract or exchange is considered for purposes of the IRCA to have hired) an alien in the United States to perform labor or services with knowledge (as determined in accordance with the IRCA) that the alien is an unauthorized alien with respect to performing that labor or those services, (ii) continued the employment of any employee hired after November 6, 1986 with knowledge (as determined in accordance with the IRCA) that the employee is or has become an unauthorized alien with respect to that employment or (iii) directly or indirectly in violation of the IRCA required any individual it has hired to post a bond or security or provide any other financial assurance to it against any potential liability under the IRCA as a result of that hire. Wood has obtained, completed and maintained Form I-9s in accordance with, and has otherwise complied with the record-keeping requirements of, the IRCA.

     Section 3.29 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS. None of the information to be supplied by Wood or any of its accountants, counsel or other authorized representatives for inclusion in (a) the Registration Statement or (b) the Joint Proxy Statement will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of the shareholders of Wood to be held in connection with the Combination, or, in the case of the Registration Statement and any amendments thereto, at the time it is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, it being understood and agreed that no representation or warranty is made by Wood with respect to any information supplied by iPrint or its accountants, counsel or other authorized representatives. If at any time prior to the Effective Time any event with respect to Wood or its officers and directors shall occur which is or should be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Registration Statement, such event shall be so described and the presentation in such amendment or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

     Section 3.30 CHANGE IN CONTROL AND SEVERANCE PAYMENTS. Wood has no plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, a change of control of Wood (including by reason of the consummation of the Combination) or otherwise upon termination of employment of any individual with Wood.

     Section 3.31 BOARD APPROVAL; VOTE REQUIRED.

         (a) The board of directors of Wood, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that the Agreement and the Combination are advisable, fair to and in the best interests of Wood and its shareholders, (ii) approved this Agreement and the Combination and (iii) recommended that the shareholders of Wood adopt and approve this Agreement and the Combination.

         (b) The approval of the Combination and the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of Wood Common Stock entitled to vote is the only vote of the holders of any class or series of capital stock of Wood required to approve the Wood Proposal, as defined in Section 6.13, and the transactions contemplated hereby.

     Section 3.32 BROKERS' AND FINDERS' FEES. Wood has not incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF IPRINT AND SUB

     iPrint and Sub hereby represent and warrant to Wood that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by iPrint to Wood on or before the date of this Agreement and accepted by Wood (the "IPRINT DISCLOSURE SCHEDULE"). The iPrint Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article IV and shall qualify only the corresponding sections in this Article IV and any other section hereof where it is reasonably clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other section.

     Section 4.1 ORGANIZATION, STANDING AND POWER. Each of iPrint and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of Delaware and California, respectively, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its operations requires such qualification except where the failure to so qualify has not had and will not have a Material Adverse Effect (defined in Section 10.2(a)) on either iPrint or Sub. iPrint has delivered true and correct copies of the Articles of Incorporation or Certificate of Incorporation and Bylaws of each of iPrint and Sub, each as amended to date, to Wood. Neither iPrint nor Sub is in violation of any of the provisions of its Articles or Certificate of Incorporation or Bylaws. Neither iPrint nor Sub owns directly or indirectly any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. iPrint, or a wholly-owned subsidiary of iPrint, owns all of the equity interests of its subsidiaries, which equity interests are described in the iPrint Disclosure Schedule, free and clear of all Liens. iPrint has delivered to Wood true and correct copies of any agreement, arrangement or document (i) between iPrint and a Subsidiary, (ii) between iPrint and any other owner of equity in any Subsidiary, or (iii) otherwise in any way related to iPrint's ownership of any Subsidiary.

     Section 4.2 IPRINT CAPITAL STRUCTURE.

         (a) The authorized capital stock of iPrint consists of 100,000,000 shares of Common Stock, $0.001 par value per share ("IPRINT COMMON STOCK"), and 2,000,000 shares of Preferred Stock, $0.001 par value per share. As of June 11, 2001, 30,209,399 shares of iPrint Common Stock were issued and outstanding, all of which had been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and are not subject to any preemptive rights or rights of first refusal created by statute, the charter documents of iPrint or any agreement to which iPrint is a party or by which it is bound. No shares of iPrint Preferred Stock are issued and outstanding as of the date hereof. As of June 11, 2001, there were (i) 6,502,704 shares of Common Stock reserved for issuance under the iPrint 1997 Stock Option Plan, of which 3,078,516 shares were subject to outstanding options and 1,649,671 shares were reserved for future option grants; (ii) 370,000 shares of Common Stock reserved for issuance under the iPrint 2000 Outside Directors Stock Option Plan, of which 140,000 shares were subject to outstanding options and 230,000 shares were reserved for future option grants; and (iii) 1,802,704 shares of Common Stock reserved for issuance under the iPrint 2000 Employee Stock Purchase Plan, of which 179,217 shares were purchased and 1,623,487 shares were reserved for future purchase. Schedule 4.2(a) lists those outstanding shares of iPrint Common Stock that are subject to any repurchase rights or forfeiture provisions, together with a description of such rights or provisions. As of the date hereof, no shares of iPrint Preferred Stock are issued or outstanding. All of the outstanding shares of capital stock of Sub have been duly authorized and validly issued and are fully paid and nonassessable, and all such shares are owned by iPrint, free and clear of all Liens, agreements, limitations on voting rights, charges or other encumbrances of any nature.

         (b) There are (i) no equity securities of any class of iPrint, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights or other commitments or agreements of any character to which iPrint is a party or by which it is bound obligating iPrint to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of iPrint or obligating iPrint to grant, extend, accelerate the vesting of, change the exercise price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of any Combined Entity's equity (i) between or among a iPrint and any of its shareholders or (ii) to iPrint's knowledge, between or among any of that entity's equityholders.

         (c) The shares of iPrint Common Stock to be issued pursuant to the Combination, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     Section 4.3 AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) iPrint and Sub have all requisite corporate power and authority to execute and deliver this Agreement and all other documents to which they are or will be parties (the "IPRINT TRANSACTION DOCUMENTS") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other iPrint Transaction Documents to which iPrint or Sub is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved and authorized by the board of directors of iPrint and Sub and, subject to obtaining the iPrint Stockholder Approval, as defined in Section 6.16, no other actions or proceedings on the part of the iPrint or Sub are necessary to authorize this Agreement and the other iPrint Transaction Documents and the transactions contemplated hereby and thereby. This Agreement has been, and the other iPrint Transaction Documents to which iPrint and/or Sub are parties have been or will be when they are executed by iPrint and/or Sub, as applicable, duly executed and delivered by iPrint and/or Sub and constitute, or will constitute when they are executed by iPrint and/or Sub, as applicable, the valid and binding obligations of iPrint and/or Sub, enforceable against iPrint and/or Sub, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity.

         (b) The execution and delivery by iPrint and Sub of this Agreement and the other iPrint Transaction Documents to which they are or will be parties do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of iPrint or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under, any note, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which iPrint or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to iPrint or Sub or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on iPrint.

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by iPrint in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger together with the required officers' certificates as provided in Section 1.2, with the Secretary of State of the State of California,
(ii) the filing of a report on Form 8-K with the SEC, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, including the filing of the Joint Proxy Statement with the SEC pursuant to the Exchange Act and the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the declaration of the effectiveness of the Registration Statement by the SEC and, to the extent required, filings with various blue sky authorities and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or materially alter or delay any of the transactions contemplated by this Agreement or be reasonably likely to have a Material Adverse Effect on iPrint.

     Section 4.4 SEC FILINGS; FINANCIAL STATEMENTS.

         (a) iPrint has timely filed and made available to Wood all forms, reports and documents required to be filed by iPrint with the SEC since January 1, 2000 and all amendments to such reports and documents (collectively, the "IPRINT SEC REPORTS"), the effective registration for the iPrint initial public offering (the "IPO REGISTRATION STATEMENT"), and each prospectus used to sell iPrint Common Stock. Each of the iPrint SEC Reports at the time it was filed, the IPO Registration Statement, and each prospectus within the meaning of
Section 12 of the Securities Act at the time such prospectus was used in the sale of iPrint Common Stock, (i) complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and (ii) did not at any such times contain any untrue statement of a material fact or omit to state a material fact required to be stated in such iPrint SEC Report, IPO Registration Statement or prospectus or necessary in order to make the statements in such iPrint SEC Report, IPO Registration Statement or prospectus, in the light of the circumstances under which they were made, not misleading.

         (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the iPrint SEC Reports, including any iPrint SEC Reports filed after the date of this Agreement until the Closing, complied, or when filed, will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and presented fairly or when filed will present fairly, in all material respects, the consolidated financial position of iPrint and its Subsidiaries as of the respective dates, and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or when filed are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited consolidated balance sheet of iPrint as of March 31, 2001 (the "IPRINT BALANCE SHEET Date") is referred to herein as the "IPRINT BALANCE SHEET."

     Section 4.5 ABSENCE OF UNDISCLOSED LIABILITIES; OFF-BALANCE SHEET LIABILITIES.

         (a) iPrint and its Subsidiaries do not have any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, other than (i) liabilities reflected or provided for on the iPrint Balance Sheet, (ii) liabilities contemplated by this Agreement (including legal fees and other costs of preparation and implementation hereof), or described in the iPrint SEC Reports, and (iii) normal or recurring liabilities incurred since the iPrint Balance Sheet Date in the ordinary course of business consistent with past practices.

         (b) iPrint's off-balance sheet liabilities, excluding operating leases and letters of credit, do not exceed $1 million.

     Section 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the iPrint Balance Sheet Date, iPrint has conducted its business in the ordinary course and in a manner consistent with past practices and, since such date, iPrint has not:

         (a) suffered any event or occurrence (whether singly or in the aggregate) that has had, or is reasonably likely to have, a Material Adverse Effect on iPrint;

         (b) suffered any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on iPrint on its properties or business;

         (c) granted any increase in the compensation payable or to become payable by iPrint to its officers or employees;

         (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or other equity interests or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares or other equity interests;

         (e) issued any shares of its capital stock or any other equity interests or any warrants, rights, or options for, or entered into any commitment relating to such capital stock or any other equity interests;

         (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

         (g) sold, leased, subleased, abandoned or otherwise disposed of any real property, leasehold interests, machinery, equipment or other operating property other than in the ordinary course of business;

         (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset (other than end-user licenses entered into pursuant to shrink-wrap or click-through agreements in the ordinary course of business consistent with past practices, in accordance with iPrint's standard form license agreements, copies of which have been provided to Wood);

         (i) entered into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business and consistent with past practices;

         (j) incurred any material liability, except in the ordinary course of business and consistent with past practice;

         (k) permitted or allowed any of its property, leasehold interests or assets to be subjected to any mortgage, deed of trust, pledge, lien, restrictions on transfer, charges, security interest or other encumbrance of any kind, except for liens for current taxes not yet due and purchase money security interests incurred in the ordinary course of business;

         (l) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $25,000, or, in the aggregate, in excess of $100,000;

         (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its officers, directors or shareholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business;

         (n) agreed to take any action described in this Section 4.6 or which would constitute a breach of any of the representations or warranties of iPrint contained in this Agreement; or

         (o) taken any other action that would have required the consent of Wood pursuant to Section 5.2 of this Agreement (and which has not been obtained) had such action occurred after the date of this Agreement.

     Section 4.7 LITIGATION. Except as described in the iPrint SEC Reports, there is no action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal or, to the knowledge of iPrint, threatened against iPrint or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against iPrint or, to the knowledge of iPrint, any of its directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on iPrint.

     Section 4.8 INTELLECTUAL PROPERTY.

         (a) iPrint owns, is licensed under or otherwise possesses adequate legally enforceable rights to use and practice, without future payment to any person, all patents, trademarks, trade names, service marks, copyrights and mask works, and any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works and all processes, formulas, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary or appropriate to conduct the business of iPrint as currently being conducted, or as currently proposed to be conducted (all of which are referred to as the "IPRINT INTELLECTUAL PROPERTY RIGHTS"), free and clear of all Liens. The foregoing representation as it relates to iPrint Licensed Intellectual Property (as defined below) is limited to iPrint's interest pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable and grants iPrint such rights to such intellectual property as are necessary to the business of iPrint as currently conducted or currently proposed to be conducted.

         (b) The iPrint Disclosure Schedule contains an accurate and complete list and description of (i) all patents, patent applications, trademarks, trade names, service marks and registered copyrights and applications therefor included in the iPrint Intellectual Property Rights, including the jurisdictions in which each such iPrint Intellectual Property Right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all licenses, sublicenses, development agreements, manufacturing agreements, distribution agreements, options, rights (including marketing rights), and other agreements (other than end-user licenses entered into pursuant to shrink-wrap or click-through agreements in the ordinary course of business consistent with past practices, in accordance with iPrint's standard form license agreements, copies of which have been provided to Wood) to which iPrint is a party and pursuant to which any person is authorized to use any iPrint Intellectual Property Rights or has the right to develop, manufacture, reproduce, market or exploit any product of iPrint (a "IPRINT PRODUCT") or any adaptation, translation or derivative work based on any iPrint Product or any portion thereof, (iii) all licenses, sublicenses and other agreements to which iPrint is a party and pursuant to which iPrint is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("IPRINT LICENSED INTELLECTUAL PROPERTY"), which is used in the development or manufacture of, or is incorporated in or forms a part of any iPrint Product (other than licenses for standard off-the-shelf software used in the conduct of iPrint's business), (iv) all joint development agreements to which iPrint is a party, and (v) all agreements with Governmental Entities or other third parties pursuant to which iPrint has obtained funding for research and development activities.

         (c) The execution and delivery of this Agreement and the iPrint Transaction Documents, compliance with its terms hereof and thereof, and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) or give rise to any right, license or Lien relating to any iPrint Intellectual Property Rights, any of the agreements of Section 4.8(b), or any right of termination, cancellation or acceleration of any iPrint Intellectual Property Rights or any such agreements or any such obligation thereof, or the loss or encumbrance of any iPrint Intellectual Property Rights or benefit related thereto, or result in or require the creation, imposition or extension of any Lien upon any iPrint Intellectual Property Rights or otherwise impair the right of iPrint or its customers to use the iPrint Intellectual Property Rights in the same manner as such iPrint Intellectual Property Rights are currently being used by iPrint or the customers of iPrint.

         (d) All patents and registered trademarks, service marks and copyrights owned by or issued to iPrint which relate to any iPrint Product are valid and subsisting and iPrint has not received any notice challenging or questioning the validity or effectiveness of any of the foregoing. To the knowledge of iPrint, the manufacturing, marketing, licensing or sale of any iPrint Product does not infringe any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party. iPrint has not (i) been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party, (ii) received a notice of any such infringement or (iii) obtained knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any iPrint Intellectual Property Rights or to any iPrint Licensed Intellectual Property. There is no outstanding order, writ, injunction, decree, judgment or stipulation by or with any court, administrative agency or arbitration panel regarding patent, copyright, trade secret, trademark, trade name, mask work right or other claims relating to the iPrint Intellectual Property Rights to which iPrint is a party or by which iPrint is bound.

         (e) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporated, embodied or reflected in any iPrint Product at any stage of its development were written, developed and created solely and exclusively by (i) employees of iPrint without the assistance of any third party or (ii) third parties who assigned ownership of, or licensed, their rights with respect thereto to iPrint by means of valid and enforceable agreements, which are listed and described in the iPrint Disclosure Schedule and copies of which have been provided to Wood. iPrint has at all times used commercially reasonable efforts to protect its trade secrets. None of the trade secrets of iPrint have been published or disclosed by iPrint or, to the knowledge of iPrint, by any other person, to any person except pursuant to licenses or contracts requiring such other persons to keep such trade secrets confidential.

         (f) iPrint is not in breach of or in default under any obligation of any license, sublicense, development agreement, manufacturing agreement, distributorship or other similar arrangements relating to the iPrint Intellectual Property Rights and, to the knowledge of iPrint, no other party to any such arrangements is in breach or default thereof.

         (g) To the knowledge of iPrint, no person is infringing on or otherwise violating any right of iPrint with respect to any iPrint Intellectual Property Rights.

         (h) iPrint has not assigned, sold or otherwise transferred ownership of, or granted an exclusive license or right to use, any patent, patent application, trademark, mask work right or service mark.

         (i) Neither iPrint nor any of its officers or employees has any patents issued or patent applications pending for any invention of any kind now used or needed by iPrint in the furtherance of its business operations as currently being conducted or as currently proposed to be conducted by iPrint, which patents or applications have not been assigned to iPrint with such assignment duly recorded in the United States Patent Office or with the applicable foreign Governmental Entity.

         (j) Each person currently or formerly employed by iPrint (including consultants and independent contractors, if any) that has or had access to confidential information of iPrint has executed and delivered to iPrint a confidentiality and non-disclosure agreement in one of the forms previously provided to Wood. Neither the execution or delivery of any such agreement by any such person, nor the carrying on by any such person, as an employee, consultant or independent contractor, of iPrint's business as currently conducted and as currently proposed to be conducted, has or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated.

     Section 4.9 TAXES.

         (a) iPrint has accurately prepared and timely filed all returns, information statements and reports required to be filed with any taxing authority relating to any and all Taxes concerning or attributable to iPrint or its operations or subsidiaries (the "IPRINT RETURNS"), and such iPrint Returns are true and correct and have been completed in accordance with applicable law. Such iPrint Returns do not contain (and were not required to contain in order to avoid the imposition of a penalty) a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

         (b) iPrint, as of the Effective Time, (i) will have timely paid all Taxes it is required to pay prior to the Effective Time, (ii) will have withheld all Taxes required to be withheld prior to the Effective Time and deposited and paid any and all such withheld Taxes as required by the appropriate taxing authorities, and (iii) will have complied with all information reporting and backup withholding requirements prior to the Effective Time, including maintenance of required records.

         (c) iPrint is not currently delinquent in the payment of any Tax. There is no Tax deficiency outstanding or assessed or proposed against iPrint that is not reflected as a liability on the iPrint Balance Sheet or set forth on the iPrint Disclosure Schedule; there is no claim for Taxes previously asserted by any taxing authority against iPrint that could reasonably be expected to be asserted in another period; nor has iPrint executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (d) The amount of iPrint's liability for unpaid Taxes (whether actual or contingent) for all periods through the date hereof do not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the iPrint Balance Sheet, other than Taxes which have accrued after the date of such iPrint Balance Sheet in the ordinary course of business and consistent with past practices.

         (e) iPrint is not a party to any tax-sharing agreement or similar arrangement with any other party, and iPrint has not assumed or agreed to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

         (f) No iPrint Returns are presently being audited or examined by a government or taxing authority, no such audit is pending, iPrint has not been notified of any request for such an audit or other examination, and iPrint does not have any knowledge of any pending or threatened action, proceeding, audit, investigation or inquiry by any taxing authority.

         (g) Except for the affiliated group of corporations of which iPrint is or was the common parent corporation, iPrint has never been a member of an affiliated group of corporations filing a consolidated federal income tax return.

         (h) iPrint has made available to Wood complete and accurate copies of all iPrint Returns filed for all periods since its inception, and iPrint has not made any election with respect to its Taxes that has not been reflected in the iPrint Tax Returns provided to Wood.

         (i) iPrint has never filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by iPrint.

         (j) iPrint is not a party to any contract, agreement, plan or arrangement (including but not limited to the provisions of this Agreement), covering any employee or contractor, or former employee or contractor of iPrint (or any predecessor entity) which, individually or collectively, has resulted in or could give rise to (in connection with this Agreement or any transaction which might constitute a change of control of iPrint), the payment of any amount that would: (i) as a result of Sections 280G, 404 or 162(m) of the Code, not be fully deductible as an expense of iPrint under applicable law, (ii) subject any employee or contractor, or any former employee or contractor of iPrint, to an excise tax under Section 4999 of the Code, or (iii) subject iPrint to any withholding obligation with respect to such an excise tax under Section 4999 of the Code.

         (k) iPrint has not constituted either a "distributing corporation" or a "controlled corporation" (i) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or (ii) in a distribution of stock qualifying for tax-free treatment under Section 368 which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Combination.

         (l) iPrint has not agreed to make, and is not required to make, any adjustment under Section 481 of the Code by reason of any change in accounting method, except any such adjustment that is required as a result of transactions contemplated by this Agreement.

         (m) None of the assets of iPrint is treated as (1) "tax-exempt use property" within the meaning of Section 168(h) of the Code, (2) assets that are owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code, or (3) directly or indirectly securing any debt the interest on which is tax exempt under Section 103(a) of the Code.

         (n) iPrint is not currently nor has been, a "reporting corporation" subject to the information reporting and record maintenance requirements of
Section 6038A of the Code and the regulations thereunder.

         (o) iPrint has never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

         (p) There are currently no (and immediately following the Effective Time there will be no) Liens on the assets of iPrint relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

         (q) iPrint has not received any notice from any taxing authority in a jurisdiction where iPrint has not filed iPrint Returns that iPrint may be subject to taxation in that jurisdiction.

         (r) There is currently no limitation on the utilization of iPrint net operating losses, capital losses, built-in losses, tax credits or similar items of iPrint under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign law).

     Section 4.10 TANGIBLE ASSETS AND REAL PROPERTY.

         (a) iPrint owns or leases all tangible assets and properties which are material to the conduct of its business as currently conducted or which are reflected on the iPrint Balance Sheet or acquired since the iPrint Balance Sheet Date (the "IPRINT MATERIAL TANGIBLE ASSETS"). The iPrint Material Tangible Assets are in good operating condition and repair. iPrint has good and marketable title to all iPrint Material Tangible Assets that it owns (except properties, interests in properties and assets sold or otherwise disposed of since the iPrint Balance Sheet Date in the ordinary course of business), free and clear of all Liens, except for Liens for current taxes not yet due and payable. Assuming the due execution and delivery thereof by the other parties thereto, all leases of iPrint Material Tangible Assets to which iPrint is a party are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity. The iPrint Disclosure Schedule sets forth a true and correct list of all such leases, and true and correct copies of all such leases have been provided to iPrint.

         (b) The iPrint Disclosure Schedule sets forth a true and complete list of all real property owned by iPrint. iPrint owns in fee, and has good, valid and marketable title to, free and clear of all Liens, each property listed as being owned by it. True and correct copies of all deeds to such real property and all title reports and insurance policies relating thereto have been provided to Wood.

         (c) The iPrint Disclosure Schedule sets forth a true and complete list of all real property leased, subleased or licensed by iPrint and all real property easements, rights of way, licenses, leases and subleases to which iPrint is a party or to which any real property owned by iPrint is subject. Assuming the due execution and delivery thereof by the other parties thereto, all such real property leases, subleases and licenses are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity. True and correct copies all such of real property leases and subleases have been provided to Wood.

     Section 4.11 BANK ACCOUNTS. The iPrint Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which iPrint maintains accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     Section 4.12 CONTRACTS.

         (a) iPrint is not a party or subject to any agreement, obligation or commitment, written or oral:

              (i) that calls for any fixed or contingent payment or expenditure or any related series of fixed or contingent payments or expenditures by or to iPrint totaling more than $25,000 in any twelve-month period;

              (ii) with agents, advisors, salesmen, sales representatives, independent contractors or consultants that are not cancelable by it on no more than thirty (30) days' notice and without liability, penalty or premium;

              (iii) that restricts iPrint from carrying on anywhere in the world its business or any portion thereof as currently conducted or from carrying on business of any other sort anywhere in the world;

              (iv) to provide funds to or to make any investment in any other person or entity (in the form of a loan, capital contribution or otherwise);

              (v) with respect to obligations as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity;

              (vi) for any borrowing, including, without limitation, line of credit, standby financing, revolving credit or other similar financing arrangement involving an amount in excess of $50,000 per item or $100,000 in the aggregate;

              (vii) with any distributor, original equipment manufacturer, value added remarketer or other person for the distribution of any products of iPrint;

              (viii) with any Governmental Entity or involving the provision of products or services to a Governmental Entity; or

              (ix) that is otherwise material to the business of iPrint as currently being conducted, or as currently proposed to be conducted.

         (b) To the knowledge of iPrint, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or instrument.

         (c) iPrint is not in default under or in breach or violation of, nor is there any valid basis for any claim of default by iPrint under, or breach or violation by iPrint of, any contract, commitment or restriction to which iPrint is a party or by which iPrint or any of its properties or assets is bound or affected. To the knowledge of iPrint, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under, or any breach of violation by any other party of, any contract, commitment, or restriction to which iPrint is a party or by which iPrint or any of its properties or assets is bound or affected.

     Section 4.13 LABOR DIFFICULTIES. iPrint is not and has not engaged in any unfair labor practice and is not and has not been in violation of any applicable laws respecting employment, employment practices, terms and conditions of employment, wages and hours, overtime pay, temporary workers or workplace health and safety. There is no unfair labor practice complaint against iPrint pending or, to the knowledge of iPrint, threatened before any Governmental Entity. There is no strike, labor dispute, slowdown, or stoppage pending or, to the knowledge of iPrint (nor, to the knowledge of iPrint, does any valid basis for any such complaint exist), threatened against iPrint. iPrint is not and has not been subject to any union organizing activities. iPrint has not experienced any work stoppage or other labor difficulty. To the knowledge of iPrint, (i) the consummation of the transactions contemplated by this Agreement will not have a material adverse effect on its relations with the employees of iPrint, and (ii) none of the employees of iPrint intends to leave their employment, whether as a result of the transactions contemplated by this Agreement or otherwise.

     Section 4.14 TRADE REGULATION. iPrint has not terminated its relationship with or refused to ship any of its products to any dealer, distributor, third party marketing entity or customer which had theretofore paid or been obligated to pay iPrint in excess of $25,000 over any consecutive twelve (12) month period. All of the prices charged by iPrint in connection with the marketing or sale of any of its products or services have been in compliance with all applicable laws and regulations. No claims have been asserted or, to the knowledge of iPrint, threatened against iPrint with respect to the wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind.

     Section 4.15 ENVIRONMENTAL MATTERS.

         (a) There are no Environmental Claims (as defined in Section 3.16(i) hereof) pending or, to the knowledge of iPrint, threatened (i) against iPrint or
(ii) against any real or personal property or operations which iPrint owns, leases, occupies, possesses or manages, in whole or in part.

         (b) There have been no Releases (as defined in Section 3.16(i) hereof) of any Hazardous Material (as defined in Section 3.16(i) hereof) that are reasonably likely to form the basis of any Environmental Claim against iPrint.

         (c) At all times, iPrint has transported, stored, used, manufactured, treated, generated, handled, disposed of or arranged for the disposition of, released or exposed its employees or others to Hazardous Materials in material compliance with all laws, rules, regulations, orders or treaties promulgated by any Governmental Entity.

         (d) iPrint currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of its business as such business is currently being conducted and is in material compliance with all such Environmental Permits. No environmental report, closure activity, investigation or assessment, and no notification to or approval, consent or authorization from, any Governmental Entity with jurisdiction regarding environmental matters or Hazardous Materials, the lack of which would have a Material Adverse Effect on iPrint, is required to be obtained by iPrint, either before or after the Effective Time, in connection with any of the transactions contemplated by this Agreement.

         (e) iPrint has no knowledge of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that is reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of iPrint) whose liability iPrint has or may have retained or assumed either contractually or by operation of law or against any real or personal property which iPrint formerly owned, leased or managed, in whole or in part.

         (f) iPrint has provided Wood with copies (or, if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews and other analyses conducted by or on behalf, or which otherwise are in the possession, of iPrint respecting any facility, site or other property iPrint currently owns or operates.

         (g) To the knowledge of iPrint, no underground storage tanks or underground improvements, including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells are or were present under any property that iPrint has at any time owned, operated, occupied or leased.

         (h) To the knowledge of iPrint, no asbestos or asbestos-containing material, formaldehyde or insulating material containing urea formaldehyde, or material containing polychlorinated biphenyls is present in, on, or at any real property or facility or equipment that iPrint has at any time owned, operated, occupied or leased.

     Section 4.16 EMPLOYEE BENEFIT PLANS.

         (a) iPrint has set forth in the iPrint Disclosure Schedule a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits, or other benefits, whether written or unwritten, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA which is or has been sponsored, maintained, contributed to, or required to be contributed to by iPrint, any subsidiary of iPrint and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) which is or, at any relevant time, was treated as a single employer with iPrint within the meaning of Section 414(b), (c),(m) or
(o) of the Code, (a "IPRINT ERISA AFFILIATE") for the benefit of any person who performs or who has performed services for iPrint or with respect to which iPrint, any subsidiary, or iPrint ERISA Affiliate has or may have any liability (including, without limitation, contingent liability) or obligation (collectively, the "IPRINT EMPLOYEE PLANS").

         (b) DOCUMENTS. iPrint has furnished to Wood true and complete copies of documents embodying each of the iPrint Employee Plans and related plan documents, including

(without limitation) the most recent determination or opinion letter, trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, summary of material modifications, compliance and nondiscrimination tests for the last three plan years, Form 5500 reports filed for the last three plan years, standard COBRA forms and related notices, and registration statements and prospectuses.

         (c) COMPLIANCE. (i) Each iPrint Employee Plan has been administered in all material respects in accordance with its terms and is in compliance in all material respects with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code); (ii) any iPrint Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination or opinion letter as to its qualified status under the Code, including Sections 409 and 4975(e)(7) of the Code, if applicable, and all amendments to the Code which are currently effective, or has time remaining to apply under applicable regulations or pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter;
(iii) none of the iPrint Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (iv) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any iPrint Employee Plan; (v) none of iPrint, any subsidiary or any iPrint ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA; (vi) all contributions required to be made by iPrint, any subsidiary or iPrint ERISA Affiliate to any iPrint Employee Plan have been timely paid or accrued; (vii) each iPrint Employee Plan subject to ERISA, has timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all required notices and reports to employees; (viii) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of iPrint is threatened, against or with respect to any such iPrint Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor; and (ix) there has been no amendment to, written interpretation or announcement by iPrint, any subsidiary or iPrint ERISA Affiliate which would materially increase the expense of maintaining any iPrint Employee Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in iPrint's financial statements.

         (d) NO TITLE IV OR MULTIEMPLOYER PLAN. None of iPrint, any subsidiary or any iPrint ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including, without limitation, any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. None of iPrint, any subsidiary or any iPrint ERISA Affiliate has any actual or potential withdrawal liability (including, without limitation, any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

         (e) COBRA, FMLA, HIPAA, CANCER RIGHTS. With respect to each iPrint Employee Plan, iPrint and each of its United States subsidiaries have complied in all material respects with and have no unsatisfied obligations under (i) the applicable health care continuation and notice provisions of COBRA and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the HIPAA; and (iv) the applicable requirements of the Cancer Rights Act of 1998.

         (f) iPrint is not a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of iPrint, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving iPrint of the nature contemplated by this Agreement, (iii) agreement with any officer of iPrint providing any term of employment or compensation guarantee or for the payment of compensation in excess of $100,000 per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         (g) No benefit payable or which may become payable by iPrint pursuant to any iPrint Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of
Section 280G of the Code. Each iPrint Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to iPrint or Wood (other than ordinary administration expenses typically incurred in a termination event).

     Section 4.17 COMPLIANCE WITH LAWS. iPrint has complied with, is not in violation of, and has not received any notices of violation with respect to, any statute, law, order, permit or regulation applicable to the ownership or operation of its business, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect on iPrint.

     Section 4.18 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon iPrint which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of iPrint, any acquisition of property by iPrint or the conduct of business by iPrint as currently being conducted or as currently proposed to be conducted.

     Section 4.19 GOVERNMENTAL AUTHORIZATION. iPrint has obtained each governmental consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation of the business of iPrint (collectively, the "IPRINT AUTHORIZATIONS"), and all of such iPrint Authorizations are in full force and effect. iPrint has provided Wood with a complete written list of all iPrint Authorizations. iPrint has not nor, to the knowledge of iPrint, has any employee of iPrint received any notice from a Governmental Entity of its intention to cancel, terminate or not renew any iPrint Authorization.

     Section 4.20 INSURANCE. iPrint has insurance policies of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of iPrint. The iPrint Disclosure Schedule contains a list of all such policies. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by or on behalf of the underwriters of such policies. All premiums due and payable under all policies currently in force or issued in the past have been paid, and iPrint is otherwise in compliance with the terms of such policies. iPrint has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. No policy currently in force or issued to iPrint in the past is subject to any retrospective rating or retrospective premium provision, premium recapture provision, or similar provision.

     Section 4.21 NO EXISTING DISCUSSIONS. As of the date hereof, iPrint is not engaged, directly or indirectly, in any discussions or negotiations with any party other than Wood with respect to a iPrint Transaction Proposal (as defined in Section 6.1).

     Section 4.22 REAL PROPERTY HOLDING CORPORATION. iPrint is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

     Section 4.23 CORPORATE DOCUMENTS. iPrint has made available to Wood, or its representatives, for its examination (i) its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof and (ii) all permits, orders, and consents issued by any Governmental Entity currently in effect with respect to iPrint. The corporate minute books and other corporate records of iPrint are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction. iPrint has delivered or made available to Wood or its representatives true and complete copies of all documents which are referred to in this Article IV or in the iPrint Disclosure Schedule.

     Section 4.24 ALIENS. All employees of iPrint are, to the knowledge of iPrint (including any constructive knowledge the IRCA may deem iPrint to have),
(i) citizens of the United States or (ii) not citizens of the United States, but, in accordance with the IRCA and other applicable federal governmental requirements, are either (A) immigrants authorized to work in the United States or (B) nonimmigrants authorized to work in the United States for iPrint in their specific jobs. Since November 6, 1986 iPrint has not (i) hired (or by reason of any contract, subcontract or exchange is considered for purposes of the IRCA to have hired) an alien in the United States to perform labor or services with knowledge (as determined in accordance with the IRCA) that the alien is an unauthorized alien with respect to performing that labor or those services, (ii) continued the employment of any employee hired after November 6, 1986 with knowledge (as determined in accordance with the IRCA) that the employee is or has become an unauthorized alien with respect to that employment or (iii) directly or indirectly in violation of the IRCA required any individual it has hired to post a bond or security or provide any other financial assurance to it against any potential liability under the IRCA as a result of that hire. iPrint has obtained, completed and maintained Form I-9s in accordance with, and has otherwise complied with the record-keeping requirements of, the IRCA.

     Section 4.25 OPINION OF FINANCIAL ADVISOR. iPrint has received the opinion of U.S. Bancorp Piper Jaffray Inc. ("PIPER JAFFRAY") to the effect that, as of June __, 2001, the Combination Consideration is fair from a financial point of view to iPrint. iPrint has delivered to Wood a copy of the agreement between iPrint and Piper Jaffray.

     Section 4.26 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS. None of the information to be supplied by iPrint or any of its accountants, counsel or other authorized representatives for inclusion in (a) the Registration Statement or (b) the Joint Proxy Statement will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement and any amendments or supplements thereto and at the time of the meeting of the stockholders of iPrint to be held in connection with the Combination, or, in the case of the Registration Statement and any amendments thereto, at the time it is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, it being understood and agreed that no representation or warranty is made by iPrint with respect to any information supplied by Wood or its accountants, counsel or other authorized representatives. If at any time prior to the Effective Time any event with respect to iPrint, its officers and directors or any of its subsidiaries shall occur which is or should be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Registration Statement, such event shall be so described and the presentation in such amendment or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. The Registration Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act.

     Section 4.27 BOARD APPROVAL; VOTE REQUIRED.

         (a) The board of directors of iPrint, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) approved this Agreement and Combination and (ii) recommended that the stockholders of iPrint approve the iPrint Proposal, as defined in
Section 6.14, including the issuance of iPrint Common Stock in connection with the Combination.

         (b) The approval of the iPrint Proposal, as defined in Section 6.14, by the affirmative vote of the holders of two-thirds of iPrint Common Stock is the only vote of the holders of any class or series of the capital stock of iPrint or any of its subsidiaries required to approve the iPrint Proposal.

     Section 4.28 BROKERS' AND FINDERS' FEES. Except for $350,000 in fees payable to Piper Jaffray, iPrint has not incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     Section 4.29 ACCOUNTS RECEIVABLE. The accounts receivable shown on the iPrint Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts (such allowance not exceeding 10% of the book amounts) and returns provided for in the iPrint Balance Sheet. The accounts receivable of iPrint arising after the iPrint Balance Sheet Date and prior to the Closing Date arose, or will arise, in the ordinary course of business and have been collected or will be collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with GAAP and the past practices of iPrint. None of such accounts receivable is subject to any claim of offset or recoupment or counterclaim, and iPrint has no knowledge of any specific facts that would be likely to give rise to any such claim. No amount of such accounts receivable is contingent upon the performance by iPrint of any obligation and no agreement for deduction or discount has been made with respect to any such accounts receivable.

     Section 4.30 INVENTORIES. iPrint does not have any inventories.

     Section 4.31 EMPLOYEES AND CONSULTANTS. The iPrint Disclosure Schedule contains a list of the names of all employees and consultants of each Combined Entity as of the date of this Agreement and their salaries or wages, other compensation, dates of employment and positions.

     Section 4.32 INTERESTED PARTY TRANSACTIONS.

         (a) No director, officer or shareholder of iPrint has any interest in
(i) any equipment or other property or asset, real or personal, tangible or intangible, including, without limitation, any of the iPrint Intellectual Property Rights, used in connection with or pertaining to the business of iPrint, (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of the products of iPrint, (iii) any entity that competes iPrint, or with which iPrint is affiliated or has a business relationship, or (iv) any agreement, obligation or commitment, written or oral, to which iPrint is a party; PROVIDED, HOWEVER, that no such person shall be deemed to have such an interest solely by virtue of ownership of less than one percent (1%) of the outstanding stock or debt securities of any company whose stock or debt securities are traded on a recognized stock exchange or quoted on the Nasdaq National Market.

         (b) Except as contemplated by the iPrint Transaction Documents, iPrint is not a party to any (i) agreement with any officer or other employee of iPrint the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving iPrint in the nature of any of the transactions contemplated by this Agreement, or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Section 4.33 CHANGE IN CONTROL AND SEVERANCE PAYMENTS. iPrint has no plans, programs or agreements to which is a parties, or to which it is subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, a change of control of iPrint (including by reason of the consummation of the Combination) or otherwise upon termination of employment of any individual with iPrint.

                                   ARTICLE V

                               CONDUCT OF BUSINESS

     Section 5.1 COVENANTS OF WOOD. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Wood agrees (except to the extent that iPrint shall otherwise consent in writing), to, and to cause each of the other Acquired Entities to, carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay Taxes when due, to pay or perform its obligations when due in the ordinary course and consistent with past practices, and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Wood shall promptly notify iPrint of any event or occurrence not in the ordinary course of business of the Combined Entities where such event or occurrence would result in a breach of any covenant of Wood set forth in this Agreement or cause any representation or warranty of Wood set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Without limiting the foregoing, except as expressly contemplated by this Agreement, or set forth on the Wood Disclosure Schedule, Wood shall not, without the prior written consent of iPrint:

         (a) Grant or accelerate, amend or change the period of vesting or exercisability of options, stock appreciation rights, stock purchase rights or restricted stock granted under any employee stock plan of Wood or authorize cash payments in exchange for, or in settlement of, any options or other rights granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement; provided, however, that Wood may grant options to purchase up to an aggregate of 300,000 shares of Wood Common Stock pursuant to the Wood Stock Option Plans on terms and conditions (i) substantially similar to the terms and conditions (including vesting provisions) of the stock options outstanding under the Wood Stock Option Plans as of the date hereof and (ii) which expressly allow for the assumption of such options in connection with the Combination;

         (b) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Wood Intellectual Property Rights other than in the ordinary course of business consistent with past practices;

         (c) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

         (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except as otherwise provided in Section 5.1(a) and other than the issuance of shares of Wood Common Stock upon the exercise of stock options;

         (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

         (f) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Wood, except for transactions entered into in the ordinary course of business;

         (g) Take any action to (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, except in accordance with past practices, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, stock appreciation right, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

         (h) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business or pursuant to audit or review of its financial statements as contemplated by Section 6.20(a) hereof;

         (i) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit consistent with past practice, provided that subject to the total commercial debt ceiling of twelve million dollars ($12,000,000), Wood shall be entitled to refinance or restructure its lines of credit with Comerica Bank, Washington Mutual Bank, F.A. or other commercial financial institutions;

         (j) Amend or propose to amend its Articles of Incorporation, Bylaws or other charter documents, except as contemplated by this Agreement;

         (k) Incur or commit to incur any individual capital expenditure in excess of $25,000 or aggregate capital expenditures in excess of $100,000, in addition to the existing commitments set forth in the Wood Disclosure Schedule;

         (l) Enter into or amend any agreements or amendments to existing agreements pursuant to which any third party is granted exclusive marketing or distribution rights with respect to any product of any Combined Entity;

         (m) Amend or terminate any contract, agreement or license to which it is a party, except in the ordinary course of business;

         (n) Waive or release any right or claim, except in the ordinary course of business;

         (o) Make, change or revoke any other material election with respect to Taxes or enter into or amend any material agreement or settlement with any taxing authority;

         (p) Initiate or settle any litigation or arbitration proceeding for any claimed amount exceeding $25,000; or

         (q) Agree, in writing or otherwise, to take any of the actions described in paragraphs (a) through (p) above, or any action which is reasonably likely to make any of Wood's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

     Section 5.2 COVENANTS OF IPRINT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, iPrint agrees (except to the extent that Wood shall otherwise consent in writing), to, and to cause each of its Subsidiaries to, carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, to pay or perform its other obligations when due in the ordinary course and consistent with past practices and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. iPrint shall promptly notify Wood of any event or occurrence not in the ordinary course of business of iPrint where such event or occurrence would result in a breach of any covenant of iPrint set forth in this Agreement or cause any representation or warranty of iPrint set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Without limiting the foregoing, except as expressly contemplated by this Agreement, or set forth on the iPrint Disclosure Schedule, iPrint shall not, without the prior written consent of Wood:

         (a) Grant or accelerate, amend or change the period of vesting or exercisability of options, stock appreciation rights, stock purchase rights or restricted stock granted under any employee stock plan of iPrint or authorize cash payments in exchange for, or in settlement of, any options or other rights granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement and not subject to the discretion of the board of directors of iPrint; provided, however, that iPrint may grant options to purchase up to an aggregate of 300,000 shares of iPrint Common Stock pursuant to iPrint's 1997 Stock Option Plan on terms and conditions substantially similar to the terms and conditions (including vesting provisions) of the stock options outstanding under iPrint's 1997 Stock Option Plan as of the date hereof;

         (b) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the iPrint Intellectual Property Rights other than in the ordinary course of business consistent with past practices;

         (c) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

         (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except as otherwise provided in Section 5.2(a) and other than the issuance of shares of iPrint Common Stock upon the exercise of stock options or warrants;

         (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

         (f) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of iPrint, except for transactions entered into in the ordinary course of business;

         (g) Take any action to (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, except in accordance with past practices, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, stock appreciation right, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

         (h) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business;

         (i) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit consistent with past practice;

         (j) Amend or propose to amend its Certificate of Incorporation, Bylaws or other charter documents, except as contemplated by this Agreement;

         (k) Incur or commit to incur any individual capital expenditure in excess of $25,000 or aggregate capital expenditures in excess of $100,000, in addition to the existing commitments set forth in the iPrint Disclosure Schedule;

         (l) Enter into or amend any agreements or amendments to existing agreements pursuant to which any third party is granted exclusive marketing or distribution rights with respect to any product of any Combined Entity;

         (m) Amend or terminate any contract, agreement or license to which it is a party, except in the ordinary course of business;

         (n) Waive or release any right or claim, except in the ordinary course of business;

         (o) Make, change or revoke any other material election with respect to Taxes or enter into or amend any material agreement or settlement with any taxing authority;

         (p) Initiate or settle any litigation or arbitration proceeding for any claimed amount exceeding $25,000; or

         (q) Agree, in writing or otherwise, to take any of the actions described in paragraphs (a) through (p) above, or any action which is reasonably likely to make any of iPrint's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

     Section 5.3 COOPERATION. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of iPrint and Wood shall confer on a regular and frequent basis with one or more representatives of the other party to report material operational matters and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Combination and the transactions contemplated hereby.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     Section 6.1 NO SOLICITATION.

         (a) During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Wood shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) take any action to solicit, initiate, encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer, but excluding sales pursuant to any exercise of outstanding stock options granted under the

Wood Stock Option Plans) or similar transactions involving Wood, other than the transactions contemplated or expressly permitted by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "WOOD TRANSACTION PROPOSAL"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Wood Transaction Proposal, or (iii) agree to, approve or recommend any Wood Transaction Proposal.

         (b) Wood shall notify iPrint no later than twenty-four (24) hours after receipt by Wood (or its advisors) of any Wood Transaction Proposal or any request for nonpublic information in connection with a Wood Transaction Proposal or for access to the properties, books or records of Wood by any person or entity that informs Wood that it is considering making, or has made, a Wood Transaction Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

         (c) During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, iPrint shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) take any action to solicit, initiate, encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer, but excluding sales pursuant to any exercise of outstanding stock options granted under the iPrint Stock Option Plans) or similar transactions involving iPrint, other than the transactions contemplated or expressly permitted by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "IPRINT TRANSACTION PROPOSAL"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any iPrint Transaction Proposal, or (iii) agree to, approve or recommend any iPrint Transaction Proposal.

         (d) iPrint shall notify Wood no later than twenty-four (24) hours after receipt by iPrint (or its advisors) of any iPrint Transaction Proposal or any request for nonpublic information in connection with a iPrint Transaction Proposal or for access to the properties, books or records of iPrint by any person or entity that informs iPrint that it is considering making, or has made, a iPrint Transaction Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

     Section 6.2 CONSENTS. Each of iPrint and Wood shall use all reasonable efforts to obtain all necessary consents, waivers, permits and approvals under any of iPrint's or Wood's agreements, contracts, licenses or leases as may be necessary or advisable to consummate the Combination and the other transactions contemplated by this Agreement.

     Section 6.3 ACCESS TO INFORMATION. Upon reasonable notice, each party shall afford to the officers, employees, accountants, counsel and other representatives of any other party, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each party shall furnish promptly to such other party or its representatives all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will treat any such information which is nonpublic in confidence in accordance with the Mutual Confidentiality Agreement dated April 3, 2001 (the "CONFIDENTIALITY AGREEMENT") between iPrint and Wood, which Confidentiality Agreement shall continue in full force and effect in accordance with their terms. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Combination.

     Section 6.4 LEGAL CONDITIONS TO COMBINATION. Each of iPrint and Wood shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Combination (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their Subsidiaries in connection with the Combination. Each of iPrint and Wood shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other third party, required to be obtained or made by Wood, iPrint or any of their Subsidiaries in connection with the Combination or the taking of any action contemplated thereby or by this Agreement and to enable the Closing to occur as promptly as practicable.

     Section 6.5 PUBLIC DISCLOSURE. iPrint and Wood shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Combination or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by the rules or regulations of the SEC or the NASDAQ, and shall make diligent efforts to consult prior to release of any such required disclosure.

     Section 6.6 TAX-FREE REORGANIZATION. iPrint and Wood each intend that the Combination shall qualify for treatment as a reorganization within the meaning of Section 368(a) of the Code. iPrint and Wood each agree to refrain from taking any action inconsistent with such intended treatment. iPrint and Wood agree to make reasonable representations as requested by counsel to iPrint and Wood with respect to the rendering of the opinions required pursuant to Section 7.1(d).

     Section 6.7 EMPLOYMENT MATTERS. Prior to the Closing Date, iPrint will make offers of "at will" employment to all employees of Wood recommended by a steering committee comprised of persons mutually appointed by the parties, such offers to be conditioned upon the consummation of the Combination. All Wood employees whose employment will not be continued by the Surviving Corporation will be terminated by Wood prior to the Closing Date.

     Section 6.8 TERMINATION OF PLANS. Wood agrees to terminate both its ESOP and 401(k) plan immediately prior to the Effective Time, unless iPrint, in its sole and absolute discretion, agrees to sponsor and maintain either or both plans by providing Wood with written notice of such election at least three (3) days before the Closing Date. Unless iPrint provides such notice, Wood shall deliver to iPrint evidence that Wood's ESOP and 401(k) plan have been terminated pursuant to resolutions of Wood's board of directors (the form and substance of which resolutions shall be subject to review and approval of iPrint), effective as of the day immediately preceding the Closing Date.

     Section 6.9 ADDITIONAL AGREEMENTS; BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties agrees to use its respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either Wood or Sub, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     Section 6.10 EXPENSES. Whether or not the Combination is consummated, and subject to Section 6.20 hereof, the parties shall each pay their own legal, accounting, financial advisory and consulting fees and other out-of-pocket expenses related to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated, provided that if the Combination is consummated, Parent Corporation shall pay such obligations of the Surviving Corporation as accounted for promptly following the Effective Time.

     Section 6.11 BOARD OF DIRECTORS; AMENDMENT OF CERTIFICATE OF INCORPORATION.

         (a) iPrint shall take all necessary corporate action such that upon the Closing, (i) the number of directors on the Parent Corporation board of directors shall be fixed at seven (7), (ii) the iPrint board of directors shall be comprised of the following six (6) directors: Monte Wood, Royal Farros, and two (2) other directors to be selected by each of Wood and iPrint, such four (4) directors (collectively, the "NOMINATED DIRECTORS") to be selected and named prior to the filing of the Registration Statement, and (iii) such board of six
(6) directors described in the immediately preceding provision (ii) shall be comprised of at least three (3) outside directors ("outside directors" defined to exclude any disqualified directors pursuant to Nasdaq Market Rule 4200(a)(14)). The one remaining vacant seat on the board of directors of Parent Corporation as of the Closing Date shall be filled by a member appointed by the board of directors of Parent Corporation in accordance with the provisions described below in Section 6.11(c).

         (b) Notwithstanding anything to the contrary in the foregoing, the selection of each other party's Nominated Directors shall be subject to the reasonable approval of the other party's Board of Directors.

         (c) Prior to the iPrint Stockholders Meeting (as defined in Section 6.14(a)), the Board of Directors shall have adopted, subject to the iPrint Stockholder Approval (as defined in Section 6.14(a)), an amendment to the Certificate of Incorporation of iPrint in the form hereof as EXHIBIT H such that for a period of one (1) year following the Closing Date: (i) the affirmative vote of at least sixty-six and two thirds percent (66 2/3%) of the authorized directors shall be required to (A) fill any vacancies on the board of directors,
(B) nominate any new members of
the board of directors, or (C) increase the size of the board of directors and
(ii) any amendment of the foregoing provisions shall require the affirmative vote of at least sixty-six and two thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of capital stock of iPrint.

     Section 6.12 UPDATING SCHEDULES. After execution of this Agreement and prior to the Effective Time, each of iPrint and Wood will promptly supplement or amend its respective Disclosure Schedule to reflect any matter that, if existing, occurring or known on the date set forth or discussed in such Disclosure Schedules, should have been so disclosed, or which is necessary to correct any information in such Disclosure Schedules which was or has been rendered inaccurate thereby; PROVIDED, HOWEVER, that for the purpose of determining the rights and obligations of the parties under this Agreement, any such supplemental or amended disclosure by either party shall not be deemed to have been disclosed as of the date hereof or to constitute part of or an amendment or supplement to such party's Disclosure Schedule or to cure any breach or inaccuracy of a representation or warranty unless so agreed to in writing by the other party.

     Section 6.13 WOOD SHAREHOLDER APPROVAL. Wood, acting through its board of directors, in accordance with applicable law, its Articles of Incorporation, as amended, and Bylaws, as amended, will:

         (a) duly call, give notice of, convene and hold a special meeting of its shareholders (the "SHAREHOLDERS MEETING"), to be held (on a date selected by Wood in consultation with the iPrint) as soon as practicable after the Registration Statement (as defined in Section 6.14(b)) is declared effective, for the purpose of submitting this Agreement, the Combination and the other transactions contemplated hereby, as a single proposal (the "WOOD PROPOSAL") for adoption and approval by the required vote of the holders of Wood Common Stock as set forth in Section 3.31(b) hereof (the "WOOD SHAREHOLDER APPROVAL");

         (b) cooperate with iPrint in preparing and filing with the SEC as promptly as practicable after the date of this Agreement a Joint Proxy Statement/Prospectus and related materials (the "JOINT PROXY STATEMENT") with respect to the Shareholders Meeting satisfying the requirements of the Securities Act, and the Exchange Act, respond promptly to any comments raised by the SEC with respect to the preliminary version of the Joint Proxy Statement, use all its reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable and cause the definitive version of the Joint Proxy Statement to be mailed to its shareholders as soon as it is legally permitted to do so;

         (c) provide iPrint with the information concerning Wood required to be included in the Joint Proxy Statement and the Registration Statement (as defined in Section 6.14(b)) which information shall not, on the date the Joint Proxy Statement is first mailed to Wood's shareholders or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading; and

         (d) include in the Joint Proxy Statement the recommendation of the board of directors of Wood that the shareholders of Wood vote in favor of adoption and approval of the Wood Proposal.

     Section 6.14 IPRINT STOCKHOLDER APPROVAL. iPrint, acting through its board of directors, in accordance with applicable law, its Certificate of Incorporation and Bylaws and the rules and listing requirements of the NASDAQ, will:

         (a) duly call, give notice of, convene and hold a special meeting of its stockholders (the "IPRINT STOCKHOLDERS MEETING"), to be held as soon as practicable after the Registration Statement is declared effective, for the purpose of submitting, as a single proposal, the proposals adopted by the board of directors of iPrint to (i) issue shares of iPrint Common Stock pursuant to the Combination (the "SHARE ISSUANCE"), (ii) increase the number of shares of iPrint Common Stock reserved under iPrint's 1997 Stock Option Plan to an amount (after giving regard to the current provisions of iPrint's 1997 Stock Option
Plan) such that the number of shares available for grants therein does not exceed ten percent (10%) of the pro-forma outstanding shares as of the Closing, and (iii) amend the Certificate of Incorporation of iPrint as contemplated in
Section 6.11(b) (collectively, the "IPRINT PROPOSAL") for adoption and approval by the required vote of the holders of iPrint Common Stock as set forth in
Section 4.27(b) hereof (the "IPRINT STOCKHOLDER APPROVAL");

         (b) file with the SEC as promptly as practicable after the date of this Agreement a Registration Statement on Form S-4 (which will include the Joint Proxy Statement) complying in all material respects with the Securities Act and the Exchange Act registering the issuance of the iPrint Common Stock proposed to be issued by iPrint pursuant to the Combination (the "REGISTRATION STATEMENT"), respond promptly to any comments raised by the SEC with respect to the preliminary version of the Joint Proxy Statement or the Registration Statement, use all its reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable and cause the definitive version of the Joint Proxy Statement to be mailed to its stockholders as soon as it is legally permitted to do so;

         (c) provide Wood with the information concerning iPrint and Sub required to be included in the Joint Proxy Statement and the Registration Statement which information shall not, on the date the Joint Proxy Statement is first mailed to iPrint's stockholders or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading; and

         (d) include in the Joint Proxy Statement (i) the recommendation of the board of directors of iPrint that the stockholders of iPrint vote in favor of adoption and approval of the iPrint Proposal and (ii) the written opinion dated as of June ___, 2001 of Piper Jaffray, financial advisor to the board of directors of iPrint, to the effect that the Combination Consideration is fair, from a financial point of view, to iPrint.

     Section 6.15 COOPERATION. Each party will promptly advise the other of its receipt of, and will promptly furnish the other party with copies of, all comments received from the SEC with respect to the Registration Statement and the Joint Proxy Statement and will consult with the other party in responding to such comments.

     Section 6.16 PROXY MATERIALS. As soon as practicable after the date hereof, iPrint, Wood and Sub will prepare and file the Joint Proxy Statement that will be included in the Registration Statement containing (i) the Joint Proxy Statement relating to the Wood Proposal and the iPrint Proposal to be presented at the Shareholders Meeting and the iPrint Stockholders Meeting, respectively and (ii) a prospectus relating to the Share Issuance to be conducted in connection with the Combination. The Registration Statement and the Joint Proxy Statement will comply as to form in all material respects with all applicable laws, including the Securities Act and the Exchange Act.

     Section 6.17 DIRECTORS AND OFFICERS OF SUBSIDIARIES. The parties agree that the officers and directors of the Surviving Corporation immediately after the Closing shall be as named in Section 1.5 hereof, and the parties agree to take or cause to be taken all actions necessary to elect or nominate and qualify such persons for such offices or directorships.

     Section 6.18 WOOD OPTIONS.

         (a) Subject to Section 6.18(b), at the Effective Time, each Wood Option, whether vested or unvested, will be assumed by iPrint. Section 6.18 of the Wood Disclosure Schedule hereto sets forth a true and complete list as of the date hereof of all holders of Wood Options, including the number of shares of Wood Common Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Wood shall deliver to iPrint an updated Section 6.18 of the Wood Disclosure Schedule hereto current as of such date. Each such option so assumed by iPrint under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Wood Stock Option Plans and any other document governing such option immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole shares of iPrint Common Stock equal to the product of the number of shares of Wood Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of iPrint Common Stock, (ii) the per share exercise price for the shares of iPrint Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Wood Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole tenth of a cent, and (iii) any restriction on the exercisability of such Wood Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Wood Option shall remain unchanged. Consistent with the terms of the Wood Stock Option Plans and the documents governing the outstanding options under such Plans, the Combination will not terminate any of the outstanding options under the Wood Stock Option Plans or accelerate the exercisability or vesting of such options or the shares of iPrint Common Stock which will be subject to those options upon the iPrint's assumption of the options in the Combination. It is the intention of the parties that the options so assumed by iPrint following the Effective Time will remain incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time.

         (b) With respect to any Wood Option that is not assumable by iPrint pursuant to Section 6.18(a) due to restrictions imposed by the Wood Stock Option Plans or any other document governing such option or otherwise, Wood shall use commercially reasonable efforts to cause any and all holders of such non-assumable options to consent in writing to the assumption of such options by iPrint upon the Closing.

     Section 6.19 FORM S-8. iPrint agrees to file, no later than 15 days after the Closing, a registration statement on Form S-8 covering the shares of iPrint Common Stock issuable pursuant to outstanding options under the Wood Stock Option Plans assumed by iPrint which are held by persons for whom a Form S-8 registration statement is available. Wood shall cooperate with and assist iPrint in the preparation of such registration statement.

     Section 6.20 FINANCIAL STATEMENTS OF WOOD; RESTATEMENTS.

         (a) As soon as practicable after the date hereof, but in no event later than thirty (30) days following the date hereof and at iPrint's sole expense, Wood shall deliver to iPrint its audited financial statements of Wood for the years ended December 31, 1998, 1999 and 2000 which shall have been prepared in accordance with GAAP and in anticipation of consolidating its pro-forma financial statements with iPrint, as audited by a "Big 5" accounting firm designated by iPrint (the "WOOD AUDITED FINANCIALS"). Additionally, Wood shall cause the accounting firm so designated, at the sole expense of iPrint, to review its unaudited financial statements for any existing and prospective fiscal quarters (up through the Closing) ending after December 31, 2000.

         (b) The restatements of Wood's revenues or expenses pursuant to the audit or review in connection with Section 6.20(a), above, shall not reflect a negative deviation (from the figures reflected in Wood's "pre-audit" or "pre-review" financial statements) exceeding 10% (i) as to each of Wood's fiscal years 1998, 1999 and 2000, or (ii) in the aggregate, of all of Wood's fiscal quarters up through the Closing.

     Section 6.21 ADDITIONAL FINANCING. Between the date hereof and the initial mailing date of the Joint Proxy Statement to the shareholders of Wood and the stockholders of iPrint, the parties mutually shall use their commercially reasonable efforts to procure additional financing for the combined companies as a result of the Combination on terms and conditions reasonably satisfactory to iPrint and Wood.

     Section 6.22 DIRECTORS' AND OFFICERS' INDEMNIFICATION. For six (6) years after the Effective Time, the Parent Corporation and the Surviving Corporation (or any successor to each of them) shall indemnify, defend and hold harmless each present and former officer and director of Wood, and each person who becomes any of the foregoing prior to the Effective Time against all losses, claims, damages, liabilities, costs, fees and expenses, including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent Corporation or the Surviving Corporation with such consent not to be unreasonably withheld) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permitted under applicable California law and provided under the terms of the Articles of Incorporation or Bylaws of Wood, provided, however, that nothing herein shall limit the Parent Corporation's rights set forth in
Article VIII or the Escrow Agreement.

     Section 6.23 AFFILIATE AGREEMENTS. SCHEDULE 6.23 sets forth those persons who, in Wood's reasonable judgment are "affiliates" of Wood within the meaning of Rule 145 (each such person a "WOOD AFFILIATE"). Wood shall provide iPrint such information and documents as iPrint shall reasonably request for purposes of reviewing such list. Wood shall deliver or cause to be delivered to iPrint, promptly following the execution of this Agreement (and in any case prior to the Closing) from each of the Wood Affiliates, an executed Affiliate Agreement in the form attached hereto as EXHIBIT I (the "AFFILIATE AGREEMENTS"). iPrint shall be entitled to place appropriate legends on the certificates evidencing any iPrint Common Stock to be received by such Wood Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for iPrint Common Stock, consistent with the terms of such Affiliate Agreements.

     Section 6.24 TERMINATION OF RESTRICTED STOCK AGREEMENT. The Restricted Stock Purchase Agreement, dated January 17, 1997, and entered into by and among Wood and certain employees and former employees of Wood (the "RESTRICTED STOCK PURCHASE AGREEMENT"), shall be terminated, not later than the consummation of the Combination.

     Section 6.25 LISTING OF ADDITIONAL SHARES. Prior to the Effective Time, iPrint shall use commercially reasonable efforts to file with NASDAQ a Notification Form for Listing of Additional Shares with respect to the Combination Consideration to be issued upon conversion of Wood Capital Stock pursuant to Section 2.2 and upon exercise of stock options assumed by iPrint pursuant to Section 6.18.


                                  ARTICLE VII

                              CONDITIONS TO MERGER

     Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE COMBINATION. The respective obligations of each party to this Agreement to effect the Combination shall be subject to the satisfaction, or to the extent permitted by law, waiver by both parties, on or prior to the Closing Date of the following conditions:

         (a) The Registration Statement shall have been declared effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no action, suit or proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing and all necessary approvals under state securities laws or the Securities Act or the Exchange Act relating to the issuance or trading of the shares of iPrint Common Stock issuable pursuant to the Combination shall have been received.

         (b) All other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure to obtain or comply with which would be reasonably likely to have a Material Adverse Effect on iPrint or Wood or a material adverse effect on the consummation of the transactions contemplated hereby shall have been filed, occurred or been obtained.

         (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Combination or limiting or restricting iPrint's conduct or operation of the business of iPrint or Wood after the Combination shall have been issued, nor shall any proceeding brought by any Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Combination which makes the consummation of the Combination illegal.

         (d) iPrint shall have received a written opinion from its counsel, Gray Cary Ware & Freidenrich LLP, and Wood shall have received a written opinion from its counsel, Pillsbury Winthrop LLP, in form and substance reasonably satisfactory to both parties, to the effect that the Combination will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; PROVIDED, HOWEVER, that if counsel to either party does not render such opinion, this condition shall be deemed satisfied with respect to such party if counsel to the other party renders such opinion to such party. In rendering such opinions, counsel may rely upon reasonable representations and certificates of iPrint, Sub and Wood.

         (e) The shareholders of Wood shall have approved the Wood Proposal and the stockholders of the iPrint shall have approved the iPrint Proposal in accordance with their respective Articles of Incorporation or Certificate of Incorporation, as applicable, and By-laws, applicable state corporate laws and the rules and listing requirements of NASDAQ, as applicable, and in accordance with this Agreement.

         (f) The Employment Agreements in the forms attached as EXHIBITS C shall be in full force and effect in accordance with their terms as of the Closing and shall not have been anticipatorily breached or repudiated by any of Royal Farros, Monte Wood, or David Hodson, as applicable.

         (g) The Lock-Up Agreements in the form attached as EXHIBIT D shall be in full force and effect in accordance with their terms as of the Closing and shall not have been anticipatorily breached or repudiated by any of Royal Farros, Monte Wood, David Hodson, or James Childers, as applicable.

         (h) The Second Amended and Restated Rights Agreement of iPrint shall have been amended and restated as set forth in the form of Third Amended and Restated Rights Agreement attached hereto as EXHIBIT E, which shall be in full force in effect as of the Closing.

     Section 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF IPRINT AND SUB. The obligations of iPrint and Sub to effect the Combination are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by iPrint:

         (a) The representations and warranties of Wood set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement, (ii) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date or for such period, (iii) where the failure of any such representation or warranty to be true and correct on and as of the Closing Date, individually and in the aggregate (without for purposes of this clause (iii) giving effect to any "materiality" qualification of any such representation or warranty, so as to avoid iterative materiality qualifications), would not be reasonably likely to have a Material Adverse Effect on Wood, or a material adverse effect upon the consummation of the transactions contemplated hereby, and (iv) as disclosed in the Registration Statement which has been declared effective by the SEC (the "EFFECTIVE STATEMENT"), disclosure in which shall be deemed a waiver of any contrary representation or warranty by iPrint; and iPrint shall have received a certificate to such effect signed on behalf of Wood by the chief executive officer of Wood. For purposes of this Section 7.2, the following events or occurrences shall not be deemed to be events or occurrences having a Material Adverse Effect on Wood: (i) events or occurrences affecting the general economy that do not have a disproportionate impact on Wood, taken as a whole;
(ii) events or occurrences affecting the industries or segments or segments in the industries in which Wood does business that do not have a disproportionate impact on Wood, taken as a whole; (iii) events or occurrences related directly to the Combination or the other transactions contemplated by this Agreement; or
(iv) any adverse change in the operations or operating results of Wood, which change is consistent with the adverse changes in the operations and operating results of Wood over the twelve (12) months preceding the date hereof. Notwithstanding any of the foregoing, the representation and warranty contained in Section 3.5(b) regarding Wood's off-balance sheet liabilities shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date without regard to any qualifiers, other than as disclosed in the Effective Statement (provided, however, that such exclusion shall not apply to the extent that such off-balance sheet liabilities are discovered to exceed the disclosed amount in the Effective Statement prior to the Closing.)

         (b) Wood shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and iPrint shall have received a certificate to such effect signed on behalf of Wood by the chief executive officer of Wood.

         (c) iPrint shall have received from Wood written evidence that the execution, delivery and performance of Wood's obligations under this Agreement have been duly and validly approved and authorized by the board of directors and the shareholders of Wood.

         (d) The restatements of Wood's revenues or expenses pursuant to the audit or review in connection with Section 6.20 shall not reflect a negative deviation (from the figures reflected in Wood's "pre-audit" or "pre-review" financial statements) exceeding 10% (i) as to each of Wood's fiscal years 1998, 1999 and 2000, or (ii) in the aggregate, of all of Wood's fiscal quarters up through the Closing, other than as otherwise disclosed in the Effective Statement (provided, however, that such exclusion shall not apply the extent that such negative deviations are discovered to exceed the disclosed amount in the Effective Statement prior to the Closing).

         (e) iPrint shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Combination under the material contracts of Wood or material licenses or permits, as set forth in SCHEDULE 7.2(E) hereto.

         (f) iPrint shall have received an executed Affiliate Agreement from each Wood Affiliate.

         (g) iPrint shall have received a legal opinion from Pillsbury Winthrop LLP, counsel to Wood, substantially in the form of EXHIBIT J hereto.

         (h) The Escrow Agreement shall have been executed and delivered by the Shareholders' Representative (as defined in Section 8.7) and the Escrow Agent.

         (i) iPrint shall have received all permits or other authorizations required under applicable state blue sky laws for the issuance of iPrint Common Stock pursuant to the Combination.

         (j) iPrint shall have received from each officer and director of Wood (other than those persons named in Section 1.5 who currently hold the designated office in Wood), a resignation effective as of the Closing from each office or directorship held by each such person in Wood.

         (k) The Dissenting Shares, if any, shall represent no more than 5% of the total number of shares of Wood Capital Stock issued and outstanding immediately prior to the Closing Date.

         (l) No Material Adverse Effect on Wood shall have occurred and no event shall have occurred which, in the reasonable judgment of iPrint, is reasonably likely to have a Material Adverse Effect on Wood.

     Section 7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF WOOD. The obligation of Wood to effect the Combination is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by
Wood:

         (a) The representations and warranties of iPrint and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement, (ii) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date or for such period, and (iii) where the failure of any such representation or warranty to be true and correct on and as of the Closing Date, individually or in the aggregate (without for purposes of this clause
(iii) giving effect to any "materiality" qualification of any such representation or warranty, so as to avoid iterative materiality qualifications), would not be reasonably likely to have a Material Adverse Effect on iPrint, or a material adverse effect upon the consummation of the transactions contemplated hereby, and (iv) as disclosed (with the approval of Wood) in the Effective Statement, disclosure in which shall be deemed a waiver of any contrary representation or warranty by Wood; and Wood shall have received a certificate to such effect signed on behalf of iPrint by the chief executive officer of iPrint. For the purposes of this Section 7.3, the following events or occurrences shall not be deemed to be events or occurrences having a Material Adverse Effect on iPrint: (i) reductions or increases in the trading price of iPrint Common Stock, as reported on the Nasdaq National Market, occurring at any time or from time to time between the date hereof and the Closing Date; (ii) events or occurrences affecting the general economy that do not have a disproportionate impact on iPrint, taken as a whole; (iii) events or occurrences affecting the industries or segments or segments in the industries in which iPrint does business that do not have a disproportionate impact on iPrint, taken as a whole; (iv) events or occurrences related directly to the Combination or the other transactions contemplated by this Agreement; (v) any action taken by NASDAQ with respect to the listing status of iPrint; or (vi) any adverse change in the operations or operating results of iPrint, which change is consistent with the adverse changes in the operations and operating results of the iPrint over the twelve (12) months preceding the date hereof. Notwithstanding any of the foregoing, the representation and warranty contained in Section 4.5(b) regarding iPrint's off-balance sheet liabilities shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date without regard to any qualifiers, other than as disclosed (with the approval of Wood) in the Effective Statement (provided, however, that such exclusion shall not apply to the extent that such off-balance sheet liabilities are discovered to exceed the disclosed amount in the Effective Statement prior to the Closing).

         (b) iPrint and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Wood shall have received a certificate to such effect signed on behalf of iPrint by the chief executive officer of iPrint.

         (c) Wood shall have received from iPrint and Sub written evidence that the execution, delivery and performance of iPrint's and Sub's obligations under this Agreement have been duly and validly approved and authorized by the Boards of Directors of iPrint and Sub.

         (d) Wood shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Combination under the material contracts of iPrint or material licenses or permits, as set forth in SCHEDULE 7.3(D) hereto.

         (e) Wood shall have received a legal opinion from Gray Cary Ware & Freidenrich LLP, counsel to iPrint, substantially in the form of EXHIBIT K hereto.

         (f) The Escrow Agreement shall have been executed and delivered by iPrint and the Escrow Agent.

         (g) iPrint reserves on hand of cash and cash equivalents which are available and are not encumbered other than to pay the obligations of iPrint in the ordinary course of business and consistent with past practices shall be at least ten million dollars ($10,000,000) less expenditures made or accrued prior to the Closing intended hereunder for the benefit of Wood or the prospects of the combined company, including, without limitation, the Bridge Loan (as defined in Section 10.5) and any other loans made to Wood between the date hereof and the Closing, the fees associated with the filing of the Registration Statement and any other transaction fees (including, without limitation, fees for legal and accounting expenses), any payments to be made pursuant to the agreement described in SCHEDULE 7.3(G) hereto, and any expenditures otherwise made or accrued with the prior written consent of Wood pursuant to Section 5.2 hereof.

         (h) No Material Adverse Effect on iPrint shall have occurred and no event shall have occurred which, in the reasonable judgment of Wood, is reasonably likely to have a Material Adverse Effect on iPrint.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     Section 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS. If the Combination occurs, all of the representations and warranties of iPrint, Sub and Wood contained in this Agreement shall survive the Closing Date (except that representations and warranties of iPrint, Sub and Wood that specifically relate to a particular date or period shall be true and correct as of such date and for such period) and shall continue in full force and effect for the period ending on the date that is eighteen (18) months following the Closing Date.

     Section 8.2 INDEMNIFICATION OBLIGATIONS OF WOOD SHAREHOLDERS. Effective upon the consummation of the Combination, the Shareholders (acting jointly by and through the Shareholders' Representative under the appointment in Section 8.7, sometimes referred to herein as the "SHAREHOLDER GROUP") will indemnify, defend and hold harmless iPrint from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses), arising out of or relating to:

         (a) any breach or inaccuracy of any representation or warranty made by Wood in this Agreement or in any of the other Wood Transaction Documents; and

         (b) any breach of any covenant, agreement or undertaking made by Wood in this Agreement or in any of the other Wood Transaction Documents.

     The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of iPrint described in this Section 8.2 as to which iPrint is entitled to indemnification are hereinafter collectively referred to as the "IPRINT LOSSES." Nothing herein shall limit the liability of Wood for any of the events set forth above in Section 8.2(a) or Section 8.2(b) if the Combination does not close.

     Section 8.3 INDEMNIFICATION OBLIGATIONS OF IPRINT. Effective upon the consummation of the Combination, the Parent Corporation will indemnify and hold harmless the Shareholders from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages of Wood or the Shareholders (collectively, the "WOOD GROUP") whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses), arising out of or relating to:

         (a) any breach or inaccuracy of any representation or warranty made by iPrint in this Agreement or in any of the other iPrint Transaction Documents; and

         (b) any breach of any covenant, agreement or undertaking made by iPrint in this Agreement or in any of the other iPrint Transaction Documents.

     The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of Wood described in this Section 8.3 as to which the Shareholders are entitled to indemnification are hereinafter collectively referred to as the "WOOD LOSSES." Nothing herein shall limit the liability of iPrint for any of the events set forth above in Section 8.3(a) or Section 8.3(b) if the Combination does not close.

     Section 8.4 INDEMNIFICATION PROCEDURE.

         (a) THIRD PARTY CLAIMS.

              (i) Promptly after receipt by the Parent Corporation or the Shareholders' Representative (on behalf of the Shareholder Group), as applicable, of notice by a third party (including any court or Governmental Entity) of any complaint or the commencement of any audit, investigation, action or proceeding with respect to which the applicable party may be entitled to claim indemnification for any iPrint Losses or any Wood Losses, as the case may be (the party so entitled to received payment sometimes referred to herein for this purpose as the "INDEMNIFIED PARTY"), the Indemnified Party will provide written notice thereof to the party from whom it claims entitlement to indemnification under Section 8.2 or Section 8.3, as the case may be (the "INDEMNIFYING PARTY"); provided, however, that the failure to so notify the Indemnifying Party will relieve the Indemnifying Party from liability under this Agreement with respect to the claim only if, and only to the extent that, the failure to notify the Indemnifying Party results in the loss or forfeiture by the Indemnifying Party of rights and defenses that otherwise would have been available to the Indemnifying Party with respect to the complaint, audit, investigation, action or proceeding.

              (ii) If the Indemnifying Party so elects, by written notice given to the Indemnified Party within ten (10) days after the effective date of notice from the Indemnified Party referred to in subparagraph (i), the Indemnifying Party shall have the right to assume the defense of the audit, investigation, action or proceeding, provided that the notice of election includes the Indemnifying Party's assumption of full responsibility for any iPrint Losses or Wood Losses of the Indemnified Party (as the case may be) resulting therefrom, and undertaking to employ counsel reasonably satisfactory to the Indemnified Party and to pay the fees and disbursements of such counsel. If the Shareholder Group shall be the Indemnifying Party and the Shareholders' Representative shall so elect on its behalf, then upon request by the Shareholders' Representative, Parent Corporation shall advance to the Shareholders' Representative, for use to advance or pay fees and disbursements of legal counsel in the defense of the matter, the amount of up to $300,000 (in the aggregate, for any and all claims) at the discretion of the Shareholders' Representative. The amount so advanced to the Shareholders' Representative by the Parent Corporation shall comprise a iPrint Loss subject to indemnification under Section 8.2.

              (iii) If the Indemnifying Party declines or fails to assume the defense of the audit, investigation, action or proceeding within the ten 10-day period as provided in subparagraph (ii), then the Indemnified Party shall have the right to employ counsel to represent or defend it therein. The reasonable fees and disbursements of such counsel as incurred shall comprise iPrint Losses or Wood Losses of the Indemnified Party, as the case may be, subject to payment by the applicable Indemnifying Party; provided, however, that the Indemnifying Party will not be required to pay the fees and disbursements of more than one
(1) counsel for all Indemnified Parties in any jurisdiction in any single audit, investigation, action or proceeding.

              (iv) The Indemnifying Party or the Indemnified Party, as the case may be, whichever assumes the defense of the audit, investigation, action or proceeding, shall at all times use reasonable efforts to keep the other reasonably apprised of the status of the defense of the matter, and each shall cooperate in good faith with the other with respect to the defense thereof. The party not assuming defense of the matter shall retain the right to participate and to retain its own separate counsel therein at its own expense.

         (b) SETTLEMENT OF THIRD PARTY CLAIMS. No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless the Indemnifying Party fails or refuses to assume and maintain or participate in the defense of such claim pursuant to Section 8.4(a). An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent (i) includes an unconditional release of the Indemnified Party from all liability arising out of such claim, (ii) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party, and
(iii) does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's Affiliates.

         (c) ASSERTION AND PROCESSING OF CLAIMS.

              (i) If iPrint shall claim a right to payment pursuant to Section 8.2, the claim shall comprise a claim for recovery from the Escrow Account pursuant to Section 1.5 of the Escrow Agreement, and iPrint shall submit the claim, and the claim shall be treated and resolved, as provided in the Escrow Agreement.

              (ii) If the Shareholder Group shall claim a right to payment pursuant to Section 8.3, the Shareholders' Representative shall send written notice of the claim to the Parent Corporation, to the attention of the corporate Secretary. The notice shall specify the basis for the claim. If within twenty
(20) days after delivery of the notice to the Parent Corporation (for purposes of this Section 8.4(c)(ii), the "CLAIM REVIEW PERIOD"), either (A) the Parent Corporation and the Shareholders' Representative have agreed to the amount of the claim, or (B) the Parent Corporation shall not have given written notice to the Shareholders' Representative objecting to the claim, then as promptly as practicable but in any event within five (5) business days after the end of that twenty 20-day Claim Review Period, the Parent Corporation shall pay immediately available funds in an amount equal to the claim to the Shareholders' Representative, for distribution pro rata among the Shareholders in proportion to their relative holdings of shares of stock of Wood immediately prior to the Closing of the Combination. If during the Claim Review Period the Secretary of the Parent Corporation shall give written notice to the Shareholders' Representative objecting to the claim, then unless otherwise agreed by the Parent Corporation and the Shareholders' Representative, the validity and amount of the claim shall be determined in accordance with the dispute resolution provisions of Section 1.10 of the Escrow Agreement with respect to Contested Claims.

         (d) CLAIMS PERIOD. The period during which a claim for indemnification may be asserted under this Article VIII or the Escrow Agreement by an Indemnified Party (the "CLAIMS PERIOD") with respect to iPrint Losses or Wood Losses shall begin on the Closing Date and shall terminate on the date that is eighteen (18) months after the Closing Date.

     Section 8.5 INDEMNITY BASKET. Notwithstanding anything to the contrary set forth herein, an Indemnified Party shall not make a claim against the applicable Indemnifying Party for indemnification under this Article VIII for iPrint Losses or Wood Losses (as the case may be) (collectively, "LOSSES") unless and until the aggregate amount of the Losses of the applicable Indemnified Party exceeds $100,000 (the "THRESHOLD"), in which event the Indemnified Party may claim indemnification for all such Losses, including the initial $100,000; provided that the Threshold restriction shall not apply to any inaccuracy or breach of any representation or warranty contained in Section 3.2 (Wood Capital Structure) of this Agreement.

     Section 8.6 LIABILITY LIMIT; EXCLUSIVE REMEDY.

         (a) LIMIT OF LIABILITY FOR IPRINT LOSSES. If the Closing shall occur, the Escrowed Shares held in the Escrow Account shall be held as security for, and shall be the sole and exclusive remedy with respect to, the obligations of the Shareholders to indemnify iPrint for any iPrint Losses pursuant to this
Article VIII or otherwise. In the event that the Shareholders shall have any liability for indemnification for iPrint Losses under this Article VIII or otherwise, the sole satisfaction of such liability shall be the Escrowed Shares and the Shareholders shall not have any liability under this Agreement or the transactions contemplated hereby other than for indemnification pursuant to this
Article VIII regardless of whether such liability arises under contract, tort, state or federal securities laws or otherwise. In no event shall any of the Shareholders have any liability for iPrint Losses or otherwise in excess of the iPrint Common Stock held for the account of such Shareholders in the Escrow Account valued at the iPrint Share Price. The Escrowed Shares shall be held in the Escrow Account and released to the Shareholders or iPrint in accordance with the Escrow Agreement.

         (b) LIMIT OF LIABILITY FOR WOOD LOSSES. If the Closing shall occur, the sole and exclusive remedy of the Shareholder Group for any Wood Losses shall be pursuant to this Article VIII, and the Parent Corporation shall not have any liability for Wood Losses or otherwise other than for indemnification pursuant to this Article VIII regardless of whether such liability arises under contract, tort, state or federal securities laws, or otherwise. In no event shall the Parent Corporation have any liability for Wood Losses or otherwise in excess of the amounts and limitations as set forth in this Section 8.6(b).

              (i) Parent Corporation shall have no liability with respect to any initial claim (or any initial claims, if payment for multiple claims for Wood Losses are paid concurrently) for indemnification for any Wood Losses asserted by the Shareholders under Article VIII or otherwise in excess of eighty three and one third percent (83 1/3 %) of the product of (A) the original number of Escrowed Shares specified in Section 2.1(b) times (B) the average per share closing price of iPrint Common Stock (the "IPRINT CLOSING SHARE PRICE") on the Nasdaq National Market (or other exchange quotation system, as applicable) for the seven (7) trading days immediately prior to the Closing Date (that product referred to as the "INITIAL MAXIMUM ESCROW DOLLAR EQUIVALENT").

              (ii) Upon the payment by the Parent Corporation of the initial, if any, such claim or claims for indemnification, there shall be calculated the quotient of (A) the amount remaining after subtraction of the amount so paid from the Initial Maximum Escrow Dollar Equivalent, divided by (B) the iPrint Share Price in effect on the date of the payment, such quotient to be referred to herein as the "REMAINING ESCROW SHARE EQUIVALENT," and as otherwise adjusted from time to time as set forth below in this Section 8.4(b), the "ADJUSTED REMAINING ESCROW SHARE EQUIVALENT."

              (iii) Upon the payment by the Parent Corporation of the next and each subsequent such claim for indemnification for any Wood Losses asserted by the Shareholders under Article VIII, the maximum amount of liability for Wood Losses or otherwise of the Parent Corporation for the claim shall be the amount equal to the product of (x) the iPrint Share Price in effect on the date of payment of the claim, times (y) the Remaining Escrow Share Equivalent (or, in the case of additional subsequent claims, the Adjusted Remaining Escrow Share Equivalent), as in effect following the previous adjustment, if any, of the Remaining Escrow Share Equivalent or the Adjusted Remaining Escrow Share Equivalent pursuant to subparagraphs (iv) - (vii) of this Section 8.4(b). The amount remaining after subtracting the amount of the claim so paid from the aforesaid product shall be referred to in each case as the "ADJUSTED REMAINING ESCROW DOLLAR EQUIVALENT." If at any time the Adjusted Remaining Escrow Dollar Equivalent shall fall to zero (0), Parent Corporation shall then and thereafter have no further obligation to indemnify the Shareholders for any Wood Losses pursuant to this Article VIII.

              (iv) Upon the payment by Parent Corporation of each subsequent claim for indemnification under Article VIII, the Adjusted Remaining Escrow Share Equivalent immediately shall be adjusted (or re-adjusted, as the case may be), to an amount equal to the quotient of (A) the Adjusted Remaining Escrow Dollar Equivalent following the payment, divided by (B) the iPrint Share Price in effect on the date of the payment; provided that in no such event shall the Adjusted Remaining Escrow Share Equivalent be adjusted upward.

              (v) Subject to subparagraph (vii), on the date that is one (1) year after the Closing Date, if either (x) if Parent Corporation has not theretofore paid any claim for indemnification under this Article VIII, the quotient of the Initial Maximum Escrow Dollar Equivalent divided by the iPrint Share Price in effect on that date, or (y) if Parent has paid any such claim, the Remaining Escrow Share Equivalent or the Adjusted Remaining Escrow Share

Equivalent then in effect, as the case may be, exceeds fifty-five and 5/9 percent (55 5/9%) of the original number of Escrowed Shares specified in Section 2.1(b), then on that date, the quotient specified in (x) above, or the Remaining Escrow Share Equivalent or the Adjusted Remaining Escrow Share Equivalent, as the case may be, shall be set at fifty-five and 5/9 percent (55 5/9%) of the original number of Escrowed Shares specified in Section 2.1(b), and that amount thereafter (subject to further adjustment as provided in subparagraphs (iii), (iv) and (vi) and (vii) of this Section 8.4(b)) shall comprise the Adjusted Remaining Escrow Share Equivalent.

              (vi) Subject to subparagraph (vii), on the date that is eighteen
(18) months after the Closing Date, the Adjusted Remaining Escrow Share Equivalent shall be reduced to zero (0).

              (vii) Notwithstanding any provision of subparagraph (v) or (vi) to the contrary, no adjustment of the Adjusted Remaining Escrow Share Equivalent pursuant to the applicable subparagraph shall reduce that amount below the product of (A) the aggregate amount of any and all pending claims for indemnification submitted to Parent Corporation under this Article VIII prior to the adjustment date specified in that subparagraph which have not theretofore been paid or resolved, plus expenses reasonably estimated in writing by the Shareholders' Representative to be necessary for the disposition of all such claims, times (B) the iPrint Share Price in effect on the applicable date.

              (viii) Notwithstanding any provision of Article VIII to the contrary, the maximum aggregate amount of liability for Wood Losses or otherwise of the Parent Corporation for any and all claims shall be the Initial Maximum Escrow Dollar Equivalent.

     Section 8.7 APPOINTMENT OF SHAREHOLDERS' REPRESENTATIVE.

         (a) If the Wood Proposal obtains the Wood Shareholder Approval, effective upon such vote, and without further act of any Shareholder, James Childers shall be appointed (and by his execution of this Agreement indicates his acceptance of such appointment) as the Shareholders' representative (the "SHAREHOLDERS' REPRESENTATIVE") for:

              (i) each Shareholder and the Shareholder Group (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under California Law), for and on behalf of the Shareholder and the Shareholder Group with respect to Wood Losses, to assert claims for Wood Losses, to give and receive notices and communications, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, claims for Wood Losses, and to take all actions necessary or appropriate in the judgment of the Shareholders' Representative for the accomplishment of the foregoing, and

              (ii) each Shareholder and the Shareholder Group (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under California Law), with respect to iPrint Losses, to give and receive notices and communications, to authorize delivery to iPrint of shares from the Escrow Account in satisfaction of claims by iPrint, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Representative for the accomplishment of the foregoing.

         (b) The appointment of the Shareholders' Representative and such agency may be changed by the Shareholders from time to time upon prior written notice to iPrint; provided that the Shareholders' Representative may not be removed unless holders of two-thirds of the Escrowed Shares then in the Escrow Account (or if no Escrow Shares then remain in the Escrow Account, two-thirds in interest of the Shareholders holdings shares of iPrint among the Shareholders Group) agree to the removal and to the identity of the replacement Shareholders' Representative. The Shareholders' Representative shall have the right to resign from the appointment as such upon thirty (30) days written notice to the Shareholders and to the Parent Corporation. Any vacancy in the position of Shareholders' Representative may be filled by approval of the holders of a majority in interest of the Escrow Account (or if no Escrow Shares then remain in the Escrow Account, a majority in interest of the Shareholders holdings shares of iPrint among the Shareholders Group). No bond shall be required of the Shareholders' Representative, and the Shareholders' Representative shall not receive compensation for his services. Notices or communications to or from the Shareholders' Representative shall constitute notice to or from the Shareholders Group.

         (c) The Shareholders' Representative shall not be liable to any Shareholder for any act done or omitted hereunder as Shareholders' Representative while acting in good faith and in the exercise of reasonable judgment. The Shareholders shall severally indemnify the Shareholders' Representative and hold the Shareholders' Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Representative and arising out of or in connection with the acceptance or administration of the Shareholders' Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholders' Representative. The Shareholders' Representative is specifically authorized to retain and consult with legal counsel with respect to any action taken or omitted by the Shareholders' Representative in the performance of his duties and exercise of his powers and discretion hereunder, and no action taken or omitted by the Shareholders' Representative in reliance upon the specific advice of legal counsel shall be deemed to involve gross negligence or bad faith.

     Section 8.8 ACTIONS OF THE SHAREHOLDERS' REPRESENTATIVE.

         (a) With respect to indemnification claims for iPrint Losses, any decision, act, consent or instruction of the Shareholders' Representative shall constitute a decision of all Shareholders and the Shareholder Group, and shall be final, binding and conclusive upon each of the Shareholders and the Shareholders Group; and the Escrow Agent and iPrint may rely upon any such decision, act, consent or instruction of the Shareholders' Representative as being the decision, act, consent or instruction of each of the Shareholders and the Shareholders Group. The Escrow Agent and iPrint shall not be deemed liable on account of reliance upon the due authority of the Shareholders' Representative on behalf of the Shareholders Group as provided herein with respect to any decision, act, consent or instruction of the Shareholders' Representative.

         (b) With respect to indemnification claims for Wood Losses, any decision, act, consent or instruction of the Shareholders' Representative shall constitute a decision of all the Shareholders and the Shareholders Group, and shall be final, binding and conclusive upon each of the Shareholders and the Shareholders Group; and the Parent Corporation may rely upon any such decision, act, consent or instruction of the Shareholders' Representative as being the decision, act, consent or instruction of each of the Shareholders and the Shareholders Group. The Parent Corporation shall not be deemed liable on account of reliance upon the due authority of the Shareholders' Representative on behalf of the Shareholders Group as provided herein with respect to any decision, act, consent or instruction of the Shareholders' Representative.

                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

     Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 9.1(b) through 9.1(d), by written notice by the terminating party to the other party):

         (a) by the mutual written consent of iPrint and Wood;

         (b) by either iPrint or Wood if the Combination shall not have been consummated by January 1, 2002; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Combination to occur on or before such date;

         (c) by either iPrint or Wood if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Combination, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under Section 6.2 or 6.4 of this Agreement; or

         (d) by iPrint or Wood, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 7.2(a) or (b) (in the case of termination by iPrint) or 7.3(a) or (b) (in the case of termination by Wood) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party.

     Section 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.1, there shall be no liability or obligation on the part of iPrint, Wood, Sub or their respective officers, directors, shareholders, stockholders or affiliates, except to the extent that such termination results from the breach by a party of any of its own representations, warranties or covenants set forth in this Agreement; provided that the provisions of Sections 6.1 (No Solicitation), 6.5 (Public Disclosure),
6.10 (Expenses), 6.20 (Financial Statement of Wood only to the extent it provides for payment by iPrint of accounting fees) and this

Section 9.2 (Effect of Termination), and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

     Section 9.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the Combination by the Shareholders of Wood or the stockholders of iPrint, as the case may be, but after any such approval, no amendment shall be made which by law requires further approval by such shareholders or stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto, provided that no agreement or consent of the Shareholders' Representative to any amendment shall be required if the amendment does not enlarge the responsibilities or diminish the rights and powers of the Shareholders' Representative as set forth herein.

     Section 9.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein (provided that iPrint can not waive or extend the time for performance of any obligation of Sub). Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

     Section 10.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when received if delivered personally or by commercial delivery service (with signature acknowledging receipt), or sent via facsimile (with confirmation of receipt), or within seventy-two (72) hours after being mailed by registered or certified mail (return receipt requested), in each case, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)       if to iPrint or Sub, to:
                           iPrint Technologies, inc.
                           255 Constitution Drive
                           Menlo Park, CA  94025
                           Attention:  Chief Executive Officer
                           Fax:     (650) 474-3990
                           Tel:     (650) 298-8500
                           with a copy to:

                           Gray Cary Ware & Freidenrich LLP
                           400 Hamilton Avenue
                           Palo Alto, CA 94301
                           Attention:  Henry Lesser, Esq.
                           Fax:     (650) 833-2001
                           Tel:     (650) 833-2000

                 (b)       if to Wood, to:

                           Wood Alliance, Inc
                           3073 Corvin Drive
                           Santa Clara, CA  95051
                           Attention:  Chief Executive Officer
                           Fax:     (408) 523-2799
                           Tel:     (408) 523-2747

                           with a copy to:

                           Pillsbury Winthrop LLP
                           2550 Hanover Street
                           Palo Alto, CA  94304
                           Attention: Barry L. Katzman, Esq.
                           Fax:     (650) 233-4545
                           Tel:     (650) 233-4500

                 (c)       if to the Shareholders' Representative, to:

                           James Childers
                           17397 Pleasant View Avenue
                           Los Gatos, CA 95030
                           Fax:     (408) 965-4999
                           Tel:     (408) 965-4927

                           with a copy to:

                           Pillsbury Winthrop LLP
                           2550 Hanover Street
                           Palo Alto, CA  94304
                           Attention: Barry L. Katzman, Esq.
                           Fax:     (650) 233-4545
                           Tel:     (650) 233-4500

     Section 10.2 INTERPRETATION.

         (a) For purposes of this Agreement

              (i) When reference is made to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated;

              (ii) "Affiliate" has the meaning set forth in Rule 405 of the Securities Act.

              (iii) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation;"

              (iv) The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available;

              (v) The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth on the cover page of this Agreement;

              (vi) Any reference to a "Material Adverse Effect" with respect to any entity or group of entities means a material adverse effect on the business, assets (including intangible assets), financial condition, or results of operations of such entity and its Subsidiaries, taken as a whole;

              (vii) Any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of its directors, officers, and other management level employees reasonably believed to have knowledge of such matters.

              (viii) "Liens" shall have the meaning set forth in Section 3.9(q).

              (ix) The word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least 50% of the securities or other interests having ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries; and

              (x) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (b) This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party.

     Section 10.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original as against any party whose signature appears on such counterpart and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 10.4 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     Section 10.5 ENTIRE AGREEMENT. This Agreement (including the schedules and exhibits hereto and the other documents delivered pursuant hereto) constitutes the entire agreement among the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than (i) the Confidentiality Agreement, (ii) Paragraph 5 of the letter agreement, dated May 18, 2001, by and between the parties hereto reflecting iPrint's commitment to advance to Wood a secured "bridge" loan (the "BRIDGE LOAN") in the principal amount of Two Hundred Thousand Dollars ($200,000) upon the satisfaction of certain conditions, and (iii) the documents evidencing the Bridge Loan.

     Section 10.6 GOVERNING LAW. Except with regard to matters relating to the internal affairs of iPrint (including, without limitation, corporate governance and fiduciary duty), which shall be governed exclusively by Delaware Law, this Agreement shall be governed and construed in accordance with the laws of the State of California without regard to the laws that might otherwise govern under any applicable conflicts of law principles thereof.

     Section 10.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 10.8 THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement, except that (i) the persons who are shareholders of Wood immediately prior to the Effective Time (and their successors and assigns) are express intended third party beneficiaries of Articles I, II, IV, and VIII (ii) each of the foregoing persons is an express intended third party beneficiary of Article X, to the extent relevant to any of the foregoing, and as such are entitled to rely on the provisions hereof as if a party hereto, and (iii) the persons who are present or former officers or directors of Wood, and each person who becomes any of the foregoing prior to the Effective Time, are express intended third party beneficiaries of Section 6.22 (Directors' and Officers' Indemnification).

                   [SIGNATURE PAGE OF THIS AGREEMENT FOLLOWS.]

         IN WITNESS WHEREOF, iPrint, Sub and Wood and, with respect to Article VIII and Article X only, the Shareholders' Representative, have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


iPRINT TECHNOLOGIES, INC.                    WOOD ALLIANCE, INC.


By:  /s/ Royal Farros                        By:  /s/ Monte Wood
     ------------------------------               ------------------------------
      Royal Farros                                 Monte Wood
      President and Chief Executive                President and Chief Executive
       Officer                                      Officer

SHAREHOLDERS' REPRESENTATIVE


   /s/ James Childers
---------------------------------------------
JAMES CHILDERS



METAL COMBINATION CORP.


By:  /s/ Royal Farros
     ----------------------------------------
       Royal Farros
       President and Chief Executive Officer

ARTICLE I  THE COMBINATION.......................................................2
         Section 1.1       The Combination.......................................2
         Section 1.2       Closing; Effective Time...............................2
         Section 1.3       Effect of the Combination.............................3
         Section 1.4       Articles of Incorporation; Bylaws.....................3
         Section 1.5       Directors and Officers................................3

ARTICLE II  CONVERSION OF SECURITIES.............................................3
         Section 2.1       Certain Definitions...................................3
         Section 2.2       Conversion of Capital Stock...........................4
         Section 2.3       Surrender of Certificates.............................5
         Section 2.4       Escrow................................................7
         Section 2.5       Wood Stock Options....................................7

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF WOOD..............................7
         Section 3.1       Organization, Standing and Power......................8
         Section 3.2       Wood Capital Structure................................8
         Section 3.3       Authority; Required Filings and Consents..............9
         Section 3.4       Financial Statements.................................10
         Section 3.5       Absence of Undisclosed Liabilities;
                            Off-Balance Sheet Liabilities.......................10
         Section 3.6       Accounts Receivable..................................10
         Section 3.7       Inventories..........................................11
         Section 3.8       Absence of Certain Changes or Events.................11
         Section 3.9       Taxes................................................12
         Section 3.10      Tangible Assets and Real Property....................14
         Section 3.11      Intellectual Property................................15
         Section 3.12      Bank Accounts........................................17
         Section 3.13      Contracts............................................18
         Section 3.14      Labor Difficulties...................................19
         Section 3.15      Trade Regulation.....................................19
         Section 3.16      Environmental Matters................................19
         Section 3.17      Employee Benefit Plans...............................21
         Section 3.18      Compliance with Laws.................................23
         Section 3.19      Employees and Consultants............................23
         Section 3.20      Litigation...........................................23
         Section 3.21      Restrictions on Business Activities..................23
         Section 3.22      Governmental Authorization...........................23
         Section 3.23      Insurance............................................24
         Section 3.24      Interested Party Transactions........................24
         Section 3.25      No Existing Discussions..............................24
         Section 3.26      Real Property Holding Corporation....................24
         Section 3.27      Corporate Documents..................................25
         Section 3.28      Aliens...............................................25
         Section 3.29      Registration Statement and Proxy Statement/
                            Prospectus..........................................25
         Section 3.30      Change in Control and Severance Payments.............26
         Section 3.31      Board Approval; Vote Required........................26
         Section 3.32      Brokers' and Finders' Fees...........................26




ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF IPRINT AND SUB....................26
         Section 4.1       Organization, Standing and Power.....................26
         Section 4.2       iPrint Capital Structure.............................27
         Section 4.3       Authority; No Conflict; Required Filings
                            and Consents........................................28
         Section 4.4       SEC Filings; Financial Statements....................29
         Section 4.5       Absence of Undisclosed Liabilities; Off-Balance
                            Sheet Liabilities...................................29
         Section 4.6       Absence of Certain Changes or Events.................30
         Section 4.7       Litigation...........................................31
         Section 4.8       Intellectual Property................................31
         Section 4.9       Taxes................................................34
         Section 4.10      Tangible Assets and Real Property....................36
         Section 4.11      Bank Accounts........................................36
         Section 4.12      Contracts............................................36
         Section 4.13      Labor Difficulties...................................37
         Section 4.14      Trade Regulation.....................................38
         Section 4.15      Environmental Matters................................38
         Section 4.16      Employee Benefit Plans...............................39
         Section 4.17      Compliance with Laws.................................41
         Section 4.18      Restrictions on Business Activities..................41
         Section 4.19      Governmental Authorization...........................41
         Section 4.20      Insurance............................................41
         Section 4.21      No Existing Discussions..............................42
         Section 4.22      Real Property Holding Corporation....................42
         Section 4.23      Corporate Documents..................................42
         Section 4.24      Aliens...............................................42
         Section 4.25      Opinion of Financial Advisor.........................42
         Section 4.26      Registration Statement and Proxy Statement/
                            Prospectus..........................................43
         Section 4.27      Board Approval; Vote Required........................43
         Section 4.28      Brokers' and Finders' Fees...........................43
         Section 4.29      Accounts Receivable..................................43
         Section 4.30      Inventories..........................................44
         Section 4.31      Employees and Consultants............................44
         Section 4.32      Interested Party Transactions........................44
         Section 4.33      Change in Control and Severance Payments.............44

ARTICLE V  CONDUCT OF BUSINESS..................................................45
         Section 5.1       Covenants of Wood....................................45
         Section 5.2       Covenants of iPrint..................................47
         Section 5.3       Cooperation..........................................49

ARTICLE VI  ADDITIONAL AGREEMENTS...............................................49
         Section 6.1       No Solicitation......................................49
         Section 6.2       Consents.............................................50
         Section 6.3       Access to Information................................50
         Section 6.4       Legal Conditions to Combination......................51




         Section 6.5       Public Disclosure....................................51
         Section 6.6       Tax-Free Reorganization..............................51
         Section 6.7       Employment Matters...................................51
         Section 6.8       Termination of Plans.................................51
         Section 6.9       Additional Agreements; Best Efforts..................52
         Section 6.10      Expenses.............................................52
         Section 6.11      Board of Directors; Amendment of Certificate
                            of Incorporation....................................52
         Section 6.12      Updating Schedules...................................53
         Section 6.13      Wood Shareholder Approval............................53
         Section 6.14      iPrint Stockholder Approval..........................54
         Section 6.15      Cooperation..........................................55
         Section 6.16      Proxy Materials......................................55
         Section 6.17      Directors and Officers of Subsidiaries...............55
         Section 6.18      Wood Options.........................................55
         Section 6.19      Form S-8.............................................56
         Section 6.20      Financial Statements of Wood; Restatements...........56
         Section 6.21      Additional Financing.................................56
         Section 6.22      Directors' and Officers' Indemnification.............56
         Section 6.23      Affiliate Agreements.................................57
         Section 6.24      Termination of Restricted Stock Agreement............57
         Section 6.25      Listing of Additional Shares.........................57

ARTICLE VII  CONDITIONS TO MERGER...............................................57
         Section 7.1       Conditions to Each Party's Obligation to Effect
                            the Combination.....................................57
         Section 7.2       Additional Conditions to Obligations of iPrint
                            and Sub.............................................58
         Section 7.3       Additional Conditions to Obligations of Wood.........60

ARTICLE VIII  INDEMNIFICATION...................................................61
         Section 8.1       Survival of Representations and Warranties
                            and Covenants.......................................61
         Section 8.2       Indemnification Obligations of Wood Shareholders.....62
         Section 8.3       Indemnification Obligations of iPrint................62
         Section 8.4       Indemnification Procedure............................63
         Section 8.5       Indemnity Basket.....................................64
         Section 8.6       Liability Limit; Exclusive Remedy....................65
         Section 8.7       Appointment of Shareholders' Representative..........67
         Section 8.8       Actions of the Shareholders' Representative..........68

ARTICLE IX  TERMINATION AND AMENDMENT...........................................69
         Section 9.1       Termination..........................................69
         Section 9.2       Effect of Termination................................69
         Section 9.3       Amendment............................................69
         Section 9.4       Extension; Waiver....................................70

ARTICLE X  GENERAL PROVISIONS...................................................70
         Section 10.1      Notices..............................................70
         Section 10.2      Interpretation.......................................71
         Section 10.3      Counterparts.........................................72




         Section 10.4      Severability.........................................72
         Section 10.5      Entire Agreement.....................................72
         Section 10.6      Governing Law........................................73
         Section 10.7      Assignment...........................................73
         Section 10.8      Third Party Beneficiaries............................73

                              SCHEDULE OF EXHIBITS


EXHIBIT A      Wood Voting Agreements
EXHIBIT B      iPrint Voting Agreements
EXHIBIT C      Employment Agreements
EXHIBIT D      Lock-Up Agreement
EXHIBIT E      Third Amended & Restated Rights Agreement
EXHIBIT F      Agreement of Merger
EXHIBIT G      Escrow Agreement
EXHIBIT H      Certificate of Incorporation of iPrint
EXHIBIT I      Affiliate Agreements
EXHIBIT J      Legal Opinion from Pillsbury Winthrop LLP
EXHIBIT K      Legal Opinion from Gray Cary Ware & Freidenrich LLP